Exhibit 99(a)

Bank One Corporation
1 Bank One Plaza
Chicago, IL 60670

News Release

For Immediate Release

BANK ONE REPORTS FOURTH QUARTER NET INCOME
OF $0.87 PER SHARE, UP 21% FROM $0.72

(CURRENT QUARTER INCLUDES $0.05 PER SHARE OF SIGNIFICANT ITEMS)

•   RECORD YEAR - 2003 NET INCOME $3.535 BILLION

•   RETAIL GROWTH CONTINUES IN ACCOUNTS, DEPOSITS AND LOANS

•   CONTINUED IMPROVEMENT IN COMMERCIAL CREDIT QUALITY

•   ASSETS UNDER MANAGEMENT INCREASE TO $187 BILLION

•   CARD EARNINGS, VOLUMES AND BALANCES GROW

CHICAGO, January 20, 2004 – Bank One Corporation (NYSE: ONE) today announced 2003 fourth quarter net income of $978 million, or $0.87 per diluted share, compared to $842 million, or $0.72 per diluted share. The Company reported record annual earnings for the full year 2003, as net income totaled $3.535 billion, or $3.11 per diluted share, compared to $3.295 billion, or $2.80 per diluted share, in 2002.

“We are ending 2003 in excellent condition, with common and upgraded systems, a fortress balance sheet, and noticeable growth across most lines of business. We have the tools we need to be effective. Most importantly, our recently announced merger with J.P. Morgan Chase will create a company that will be a leader in every business in which it competes,” said James Dimon, Chairman and Chief Executive Officer.

“We saw year-over-year and quarter-over-quarter increases in Retail accounts and deposits, consumer loan balances, banking centers, card charge volume and loan balances, and assets under management. We’re seeing results of the improved processes and disciplines that we’ve implemented,” he said.

“During the quarter we completed the sale of corporate trust and the purchase of Security Capital, and continued to integrate Zurich Life, further strengthening the company and positioning it for the future,” Dimon said.

Highlights in the fourth quarter included the following:

•	Significant items:
•	Results included several significant items that resulted in a $0.05 per share net impact to the Company’s earnings.

($ millions)(1)	Pretax	After-tax
Net gain on sale of corporate trust business	$597	$380
Net mark to market on non-core portfolios (2)	(415)	(264)
Corporate banking allowance release	175	112
Increased litigation reserves	(100)	(64)
Net security losses	(173)	(110)

Net impact to earnings	$84	$54

(1) Gain on corporate trust is reported in discontinued operations. All other items listed are reported in continuing operations.
(2) Includes mark-to-market of $652 million net of existing reserves of $237 million.

•	Effective December 31, 2003, the Company consolidated $39.6 billion of assets and liabilities related to its asset-backed conduit business as a result of implementing FIN 46. These assets and liabilities are included in the Commercial Banking line of business. The adoption of FIN 46 did not have a material impact on earnings, Tier 1 or Total Capital.

•	Retail’s strong performance continued with growth in net checking accounts, core deposits, and home equity loan balances. Net income was $398 million, up $43 million, or 12%.
•	Growth in net checking accounts remained strong, with over 94,000 accounts added during the quarter. Over the past 12 months, checking accounts increased by nearly 434,000, with improvement in both acquisition and attrition rates.
•	Average core deposits were $71.2 billion, an increase of $5.6 billion, or 8%, from the prior year, and $1.2 billion, or 7% annualized, from the prior quarter. End-of-period demand deposits were up $945 million, or 13% annualized, from the prior quarter.
•	Average home equity balances were $25.8 billion, an increase of $5.8 billion, or 29%, from the prior year, and $1.3 billion, or 21% annualized, from the prior quarter.
•	Over the past 12 months, 58 new banking centers were opened, 25% of the ATMs were replaced with upgraded functionality and 434 ATMs were added to the distribution network. The salesforce grew by more than 1,000, while the overall headcount declined by nearly 1,700.
•	Investment sales volume was up $234 million, or 19%, compared to a year ago, driven by strong annuity and mutual fund sales.

•	Commercial Banking reported net income of $370 million, an increase of $222 million, driven by improvements in credit quality. Excluding the impact of the allowance release, net income was $258 million, an increase of $110 million, or 74%.
•	Middle market loan balances declined during the quarter, driven by intentional reductions in problem credits. Total commitments, however, increased for the first time since the third quarter of 2001.
•	Corporate banking loans were relatively flat over the prior quarter, however, total commitments increased with investment grade commitments increasing for the second quarter in a row.

•	Net charge-offs were $66 million, down $136 million, or 67%, from the prior year, comprised of a $120 million, or 81%, decline in corporate banking and a $16 million, or 30%, decline in middle market. Nonperforming loans also declined, comprised of a $552 million, or 63%, decline in corporate banking and a $286 million, or 29%, decline in middle market. As a result of overall credit improvement, $175 million of corporate banking loan loss reserves were released.

•	Card Services’ net income was $347 million, up 8%, as spread improvements and higher loan volumes were partially offset by higher volume-related expenses.
•	Managed margin as a percentage of average outstandings increased 41 basis points over the prior quarter to 8.98%, the highest rate since the second quarter of 2002, continuing the upward trend of the previous quarter.
•	Average reported loan balances were relatively flat, however, managed average loan balances increased $3.6 billion, or 5%, and charge volume increased $2.0 billion, or 5%. Seasonal spending in the quarter contributed to the 3%, or $2.1 billion, increase over the prior quarter end-of-period managed loans and the $2.7 billion, or 6%, increase in charge volume.
•	During the quarter, Card Services continued to extend its market presence as the co-brand card issuer of choice. New and/or enhanced programs were launched with top brands including AARP, Avon, Marriott, and Starbucks among others. The Starbucks Card Duetto™ Visa, an innovative card combining a Visa card with a stored value card, was honored by Business Week magazine as one of the “Best Products of 2003.”
•	Credit ratios remain strong despite the increase in the managed net charge-off ratio to 5.43% from 5.13% in the prior year. Seasonal increases led to the 13 basis points increase in the managed net charge-off ratio from the previous quarter. The reported net charge-off ratio decreased from 5.05% to 4.62%. The 30-day managed delinquency ratio decreased to 3.90% from 4.02%.

•	Investment Management’s net income totaled $105 million, an increase of $45 million, or 75%, driven by the acquisition of Zurich Life (“Zurich”), lower provision, an improved market, and strong deposit growth. A full quarter of Zurich earnings was reflected in the fourth quarter.
•	On November 23, 2003, the Company completed the purchase of Security Capital Research & Management Incorporated (“Security Capital”), a recognized expert in developing and providing real estate investment products, with approximately $3.9 billion in assets under management.
•	Assets under management were $187 billion, an increase of 15% over the prior year and 7% over the prior quarter. Excluding the acquisitions of Zurich and Security Capital, net inflows of long-term assets were $13.0 billion during the last four quarters.
•	Private client services loans and deposits increased by $315 million, or 5%, and $1.2 billion, or 11%, respectively over the prior quarter end. Assets under management generated by private client services increased 5% to $45.0 billion, driven by market improvements.

LINE OF BUSINESS DISCUSSION

All comparisons are to the applicable period in the prior year unless otherwise specified.

Reported Net Income (Loss) by Line of Business

	4Q03	3Q03	4Q02	% change
				3Q03	4Q02
($ millions)
Retail	$398	$392	$355	2%	12%
Commercial Banking	370	361	148	2	NM
Card Services	347	285	321	22	8
Investment Management	105	91	60	15	75
Corporate	(242)	(246)	(42)	2	NM

Total Corporation	$978	$883	$842	11%	16%

RETAIL

Retail net income was $398 million, up $43 million, or 12%, driven by growth in loans, deposits and investment sales as well as improvements in operating expenses.

Total revenue increased $65 million, or 4%, to $1.6 billion. Net interest income was $1.1 billion, up $43 million, or 4%, primarily the result of growth in home equity loan balances and core deposits, partially offset by spread compression and lower time deposits.

Noninterest income was $468 million, an increase of $22 million, or 5%, driven by higher deposit service charges, investment sales and debit card revenue. Partially offsetting these increases were the impact of the Visa interchange rate settlement and the elimination of various service fees such as teller and online bill-pay. Compared to the prior quarter, noninterest income was down $25 million, or 5%, primarily due to lower mortgage origination activity and lower investment sales.

Noninterest expense was $819 million, a decrease of $12 million, or 1%, primarily due to lower salaries as a result of continued staff optimization and lower fraud and other operating expenses. This overall decrease in expenses was realized despite increased marketing costs and continued investments in the salesforce and branch network.

The provision for credit losses was $142 million, up $10 million, or 8%, driven primarily by continued growth in the real estate loan portfolios, partially offset by improvements in small business. As a percentage of average loans, the net charge-off ratio was essentially flat over the prior year and the prior quarter. Home equity charge-offs declined over the prior quarter, however, vehicle loan charge-offs increased and write-downs were taken in other personal loans.

The allowance for loan losses of $677 million represented 1.26% of period-end loans. Nonperforming assets were $617 million, down $141 million, or 19%, from the prior year and $73 million, or 11%, from the prior quarter.

COMMERCIAL BANKING

Commercial Banking net income increased $222 million to $370 million, which included a $112 million after-tax benefit related to a release in the allowance for loan losses. Excluding the impact of this allowance release, net income was $258 million, an increase of $110 million, or 74%. This increase was driven by a $136 million decrease in net charge-offs, partially offset by increased compensation expenses and the impact of reduced loan balances.

Total revenue increased $50 million, or 5%, to $1.0 billion. Net interest income decreased 3% to $588 million, reflecting a 14% reduction in average loan volumes, partially offset by improvements in asset based lending. Compared to the prior quarter, net interest income was relatively flat. Middle market loan balances declined during the quarter, driven by intentional reductions in problem credits. Total commitments, however, increased for the first time since the third quarter of 2001. Corporate banking loans were also relatively flat over the prior quarter, however, total commitments increased with investment grade commitments increasing for the second quarter in a row.

Noninterest income was $453 million, an increase of $71 million, or 19%. Losses on the credit derivatives hedge portfolio negatively impacted trading income by $35 million and $59 million in the current and year-ago quarters, respectively. Excluding the impact in both periods, non-interest income was $488 million, an 11% increase, primarily the result of gains on loan sales and increased service charges in global treasury services, partially offset by lower fees and commissions in capital markets.

Noninterest expense increased 3%, to $626 million, primarily due to an increase in compensation-related expenses.

Credit quality continued to improve, as indicated by a $136 million, or 67%, decline in net charge-offs. Compared to the prior quarter, net charge-offs declined $33 million, or 33%, primarily driven by corporate banking.

	Corporate Banking			Middle Market
($ millions)	4Q03	3Q03	4Q02	4Q03	3Q03	4Q02

Net charge-offs	$28	$56	$148	$38	$43	$54

Net charge-off ratio	0.41%	0.81%	1.88%	0.57%	0.62%	0.70%

Nonperforming loans	$321	$526	$873	$715	$861	$1,001

Continued improvement in credit quality led to a $175 million reduction in the allowance for loan losses. Nonperforming loans declined $838 million to $1.0 billion, reflecting declines of $552 million, or 63%, in corporate banking and $286 million, or 29%, in middle market. Compared to the prior quarter, nonperforming loans decreased $205 million, or 39%, in corporate banking and $146 million, or 17%, in middle market.

Based upon regulatory direction in the industry, $490 million of reserves related to unfunded lending commitments and stand-by letters of credit were reclassified from the allowance for loan losses to other liabilities during the quarter. All prior periods have been reclassified.

The increase in end-of-period assets and liabilities was driven by the Company’s adoption of FIN 46, which resulted in the consolidation of $39.6 billion of assets and liabilities related to the asset-backed conduit business.

CARD SERVICES

Reported Basis

Card Services net income was $347 million, up $26 million, or 8%, from the prior year as spread improvements and higher loan volumes were partially offset by higher volume related expenses. Net income increased $62 million, or 22%, from the prior quarter as continued spread improvements, seasonally higher volumes and lower provision for credit losses were partially offset by higher marketing expense.

Total revenue increased $48 million, or 4%, to $1.3 billion. Net interest income increased $21 million, or 5%, to $414 million, primarily reflecting spread improvement as average owned loan balances of $13.5 billion were relatively flat. Noninterest income increased $27 million, or 3%, to $932 million, primarily driven by higher securitized and owned loans, partially offset by lower securitization activity.

Compared to the prior quarter, total revenue increased $44 million, or 3%. Net interest income remained flat at $414 million, as improvement in spreads was offset by lower owned loan balances. Noninterest income increased 5%, primarily resulting from higher income earned on securitized loans, partially offset by lower securitization activity.

Paymentech Inc., the Company’s merchant card processor, reported a 31% increase in total transactions and a 22% increase in bank card volume.

Noninterest expense was $615 million, an increase of 2%, as higher volume-related expenses were partially offset by continued improvements in operational efficiencies. Compared to the prior quarter, noninterest expense increased 4%, primarily due to higher marketing expenses.

Provision for credit losses remained flat at $168 million over the prior year, but declined by $78 million, or 32%, over the prior quarter as a result of lower charge-offs and a smaller increase in the allowance for loan losses. The net charge-off ratio was 4.62%, down from 5.05% in the prior year, as a result of continued growth in the portfolio. The 30-day delinquency ratio increased to 3.31% from 2.95% in the prior year, but decreased from 3.82% in the prior quarter.

The Company believes that it is more meaningful to review credit performance on a managed basis as the on-balance sheet portfolio has a greater percentage of new originations and, therefore, is less seasoned. See the Managed Basis section below for more information.

Managed Basis

Card Services net income was $347 million, up $26 million, or 8%, from the prior year, as spread improvements and higher loan volumes were partially offset by a higher provision for credit losses and higher volume related expenses. Net income increased $62 million, or 22% from the prior quarter as continued spread improvements and seasonally higher volumes were partially offset by higher marketing expense.

Total revenue increased 8%, or $166 million, to $2.2 billion. Net interest income increased 9%, or $141 million, to $1.7 billion, reflecting the effect of higher average loan balances and spread improvements. Average managed loans were $74.6 billion, an increase of $3.6 billion, or 5%. Managed margin increased to 8.98% from 8.65% in the prior year and 8.57% in the prior quarter.

Noninterest income increased $25 million, or 5%, to $517 million, primarily resulting from the benefit of increased charge volume, partially offset by lower securitization activity. Charge volume increased 5%, to $45.5 billion.

Paymentech Inc., the Company’s merchant card processor, reported a 31% increase in total transactions and a 22% increase in bank card volume.

Noninterest expense was $615 million, an increase of 2%, due to higher volume-related expenses, partially offset by continued improvements in operational efficiencies. Compared to the prior quarter, noninterest expense increased 4%, due to higher marketing expenses.

Provision for credit losses increased $118 million, or 13%, to $1.0 billion, primarily driven by higher managed loan balances, higher non-bankruptcy losses and a $15 million increase in the allowance for loan losses in the quarter. Compared to the prior quarter, provision for credit losses was relatively flat as seasonally higher losses partially offset a smaller increase in the allowance for loan losses. Credit ratios remained strong despite the increase in the managed net charge-off ratio to 5.43% from 5.13% in the prior year and 5.30% in the prior quarter. The 30-day delinquency ratio, however, improved to 3.90% from 4.02% in the prior year and 3.98% in the prior quarter.

INVESTMENT MANAGEMENT

Investment Management net income totaled $105 million, an increase of $45 million, or 75%, driven by the acquisition of Zurich, lower provision, an improved market, and strong deposit growth. Zurich closed effective September 1, 2003, therefore, a full quarter of earnings is reflected in the fourth quarter.

Assets under management increased $25 billion, or 15%, to $187 billion. Equity and fixed income assets increased 37% and 38%, respectively, while money market assets declined 8%. A significant portion of the increase was driven by the institutional channel, which increased $17.2 billion, or 22%. The Zurich acquisition represented $5.4 billion of the fixed income and institutional channel increases. Security Capital’s $3.9 billion of assets are included in equity assets. One Group mutual fund assets increased $4.3 billion, or 4%, to $105.5 billion.

Net interest income increased $70 million, or 76%, to $162 million, primarily attributable to the acquisition of Zurich and continued strong deposit growth primarily in private client services. Total average deposits were $11.4 billion, an increase of $2.2 billion, or 24%.

Noninterest income increased $97 million, or 45%, to $314 million, primarily driven by the acquisition of Zurich. In addition, improved market conditions, a more favorable mix towards long-term assets under management, and positive overall net inflows contributed to the increase.

Noninterest expense increased $125 million, or 68%, to $310 million, primarily the result of Zurich.

The $28 million decrease in provision for credit losses reflected lower losses and the absence of an increase in the allowance, as credit quality in private client services continued to improve. The percent of nonperforming assets to loans declined from 1.04% to 0.81%.

CORPORATE

Corporate net loss totaled $242 million, compared with a net loss of $42 million. Corporate includes treasury activities, investment portfolios, other unallocated corporate expenses, the non-core portfolios, and the corporate trust business reflected as discontinued operations.

Corporate Excluding Non-core Portfolios and Discontinued Operations

In addition to the earnings impact of the non-core portfolios and the discontinued operations, which are described below, Corporate net loss for the quarter included the following pre-tax components:

	($ millions)
•	Treasury net interest expense	$(107)
•	Net security losses	(173)
•	Corporate unallocated expenses	(247)

Treasury net interest expense was $107 million. The combination of lower rates and actions taken to position the balance sheet defensively against rising interest rates resulted in a $67 million increase over the prior year. Compared to the prior quarter, net interest expense increased $22 million, due primarily to a reduction in the size of the treasury investment portfolio, which reduced interest income.

Net security losses were $173 million, as a result of both net gains in principal investments and net losses in the treasury investment portfolio. This compares to net security gains of $116 million and $37 million in the prior year and prior quarter, respectively. The net gains in the prior quarter were primarily driven by the sale of Ability One from the principal investments portfolio.

In the prior quarter, the Company repaid certain floating rate debt and unwound related hedges leading to a $162 million loss, which was recognized in other income.

Corporate expenses were $247 million, compared to $100 million in the prior year and $146 million in the prior quarter. The increase was primarily the result of a $100 million addition in litigation reserves for a variety of pending litigation matters.

Non-core Portfolios

During the quarter, home equity loans totaling $4.1 billion were transferred to held for sale and written down to reflect estimated market value. This resulted in a pre-tax charge of $415 million, comprised of $652 million of net charge-offs, partially offset by $237 million in existing reserves. Net loss related to the non-core portfolios was $269 million, compared to a net loss of $8 million. The $264 million after-tax charge related to the transfer drove this net loss.

End of period loan balances (including loans held for sale of $3.4 billion) were $8.6 billion, down 44% from the prior year and 18% from the prior quarter, as the portfolios continued to liquidate at a steady pace. Net interest income was $90 million, down $38 million, primarily due to this continued liquidation.

Provision for credit losses was $470 million, up $373 million, reflecting the increased charge-offs related to the transferred portfolios. Excluding this impact, net charge-offs were $64 million versus $79 million in the prior quarter, and the net charge-off ratio was 2.69%, versus 2.84% in the prior quarter.

Based upon current expectations, the Company does not anticipate the portfolios will have a negative impact on earnings in the future.

Discontinued Operations

The sale of the corporate trust business to J.P. Morgan Chase was completed during the quarter, resulting in a pre-tax net gain of $597 million, which was reported in discontinued operations.

Other Corporate Items

Capital and leverage continued to be strong as identified below:

	4Q03	3Q03	4Q02
Tier 1 Capital	10.0%	9.8%	9.9%
Total Capital	13.7%	13.5%	13.7%
Leverage	8.8%	8.4%	8.9%
TCE/TMA	5.7%	6.0%	6.4%

Effective December 31, 2003, the Company consolidated $39.6 billion of assets and liabilities related to its asset-backed conduit business as a result of implementing FIN 46. Interim regulations issued by the banking regulators, which provided risk-based capital relief for these assets, remained in effect. The adoption of FIN 46, therefore, did not have a material impact on Tier 1 or Total Capital. Leverage is measured based upon average assets, therefore, was not significantly impacted this quarter. The tangible common equity/tangible managed asset ratio, which uses end-of-period balances, was impacted as a result of the additional assets as of December 31, 2003. Excluding the impact of this consolidation, tangible common equity/tangible managed assets would have been 6.4% for the quarter.

The Company repurchased more than 2 million shares of common stock at an average cost of $42.51 per share during the quarter. For 2003, purchases totaled more than 55 million shares at an average cost of $37.29 per share. As of December 31, 2003, $2.4 billion remained available under the $3 billion program that was approved in July 2003.

Bank One Corporation (www.bankone.com) is the nation’s sixth-largest bank holding company, with assets of $326 billion. Bank One currently has more than 50 million credit cards issued, nearly 7 million retail households, and approximately 20,000 middle market customers. It also manages $187 billion of clients’ investment assets.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter’s results will be held today, January 20, 2004 at 3:00 p.m. (Eastern). To participate, phone (800) 361-0912 (domestic) or (913) 981-5559 (international); confirmation code 755652.

The live audio webcast will be available through the Investor Relations section of Bank One’s website at www.shareholder.com/one/medialist.cfm.

A playback of this conference call will be available after 6:00 p.m. (Eastern) today through January 30, 2004, by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); confirmation code 755652.

Forward-looking Statements

This discussion of financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2002.

###

Media Contact:		Investor Contacts:
Thomas A. Kelly	(312) 732-7007	Amy R. Fahey	(312) 732-5771
		Charles A. Peruski	(312) 732-5531

FINANCIAL INFORMATION

FOURTH QUARTER 2003

NOTES:

Refer to 2002 Annual Report for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

The following change has been made in the Fourth Quarter 2003 Earnings Press Release:

•	The allowance related to unfunded commitments and stand-by letters of credit was reclassified from the allowance for loan losses to other liabilities. This totaled $490 million, $467 million, $536 million, $600 million, $602 million for the periods ending December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively. Prior period data has been adjusted for this reclass.

Summary Earnings Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
NET INCOME by LOB ($ millions)
Retail	$398	$392	$373	$395	$355	$6	2%	$43	12%
Commercial Banking	370	361	249	217	148	9	2	222	N/M
Card Services	347	285	279	248	321	62	22	26	8
Investment Management	105	91	76	73	60	14	15	45	75
Corporate	(627)	(255)	(130)	(122)	(52)	(372)	N/M	(575)	N/M

Income from continuing operations	593	874	847	811	832	(281)	(32)	(239)	(29)

Discontinued Operations
Income from discontinued operations	604	14	14	11	16	590	N/M	588	N/M
Applicable income taxes	219	5	5	4	6	214	N/M	213	N/M

Income from discontinued operations	385	9	9	7	10	376	N/M	375	N/M

Net Income	$978	$883	$856	$818	$842	$95	11	$136	16

Retail	67.1%	44.9%	44.0%	48.7%	42.7%	22.2%		24.4%
Commercial Banking	62.4	41.3	29.4	26.7	17.8	21.1		44.6
Card Services	58.5	32.6	32.9	30.6	38.6	25.9		19.9
Investment Management	17.7	10.4	9.0	9.0	7.2	7.3		10.5
Corporate	(105.7)	(29.2)	(15.3)	(15.0)	(6.3)	(76.5)		(99.4)

Income from continuing operations	100.0	100.0	100.0	100.0	100.0

CAPITAL RATIOS
Tier 1 capital	10.0%	9.8%	9.7%	10.0%	9.9%	0.2%		0.1%
Total capital	13.7	13.5	13.6	13.8	13.7	0.2		—
Leverage	8.8	8.4	8.7	8.9	8.9	0.4		(0.1)

COMMON STOCK DATA
Average shares outstanding (millions)
Basic shares	1,109	1,115	1,132	1,148	1,157	(6)	(1)%	(48)	(4)%
Diluted shares	1,122	1,124	1,140	1,156	1,166	(2)	—	(44)	(4)

Basic earnings per share
Income from continuing operations	$0.53	$0.78	$0.75	$0.70	$0.72	$(0.25)	(32)	$(0.19).	(26)
Income from discontinued operations	0.35	0.01	0.01	0.01	0.01	0.34	N/M	0.34	N/M

Net Income	$0.88	$0.79	$0.76	$0.71	$0.73	$0.09	11	$0.15	21

Diluted earnings per share
Income from continuing operations	$0.53	$0.78	$0.74	$0.70	$0.71	$(0.25)	(32)	$(0.18)	(25)
Income from discontinued operations	0.34	0.01	0.01	0.01	0.01	0.33	N/M	0.33	N/M

Net Income	$0.87	$0.79	$0.75	$0.71	$0.72	$0.08	10	$0.15	21

Cash dividends declared	0.25	0.25	0.21	0.21	0.21	.—	—	0.04	19
Book value per share	20.92	20.05	19.70	19.44	19.28	0.87	4	1.65	9
Stock price, quarter-end	45.59	38.65	37.18	34.62	36.55	6.94	18	9.04	25

Headcount	71,196	71,240	72,323	74,077	73,685	(44)	—	(2,489)	(3)

Select Financial Information—Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%

INCOME STATEMENT DATA ($ millions)
Total revenue, net of interest expense	$4,113	$4,084	$4,072	$3,943	$4,197	$29	1%	$(84)	(2)%

Net interest income—fully taxable-equivalent ("FTE") basis (1)	2,154	2,127	2,009	2,021	2,180	27	1	(26)	(1)
Noninterest income	2,004	1,998	2,102	1,959	2,053	6	—	(49)	(2)

Total revenue, net of interest expense ("FTE")	4,158	4,125	4,111	3,980	4,233	33	1	(75)	(2)
Provision for credit losses	672	416	461	496	628	256	62	44	7
Noninterest expense	2,656	2,421	2,403	2,297	2,371	235	10	285	12

Income from continuing operations	593	874	847	811	832	(281)	(32)	(239)	(29)

Discontinued Operations
Income from discontinued operations	604	14	14	11	16	590	N/M	588	N/M
Applicable income taxes	219	5	5	4	6	214	N/M	213	N/M

Income from discontinued operations	385	9	9	7	10	376	N/M	375	N/M

Net Income	$978	$883	$856	$818	$842	$95	11	$136	16

BALANCE SHEET ENDING BALANCES ($ millions)
Loans	$138,147	$141,710	$144,583	$144,747	$148,125	$(3,563)	(3)%	$(9,978)	(7)%
Assets	326,563	290,473	299,999	288,464	277,985	36,090	12	48,578	17
Deposits	164,621	163,411	172,015	167,075	170,008	1,210	1	(5,387)	(3)
Long-term debt (2)	46,764	44,225	46,070	44,950	43,234	2,539	6	3,530	8
Common stockholders' equity	23,419	22,411	22,257	22,316	22,440	1,008	4	979	4
Total stockholders' equity	23,419	22,411	22,257	22,316	22,440	1,008	4	979	4

CREDIT QUALITY RATIOS
Net charge-offs to average loans	3.11%	1.50%	1.35%	1.35%	1.65%	1.61%		1.46%
Allowance for loan losses to period end loans	2.75	2.98	2.95	2.87	2.78	(0.23)		(0.03)
Allowance for credit losses to period end loans (3)	3.14	3.34	3.35	3.31	3.20	(0.20)		(0.06)
Nonperforming assets to related assets (4)	1.73	2.06	2.28	2.38	2.38	(0.33)		(0.65)

FINANCIAL PERFORMANCE
Return on average assets	1.38%	1.23%	1.24%	1.22%	1.23%	0.15%		0.15%
Return on average common equity	16.8	15.8	15.3	14.7	15.0	1.0		1.8
Net interest margin	3.50	3.45	3.37	3.45	3.65	0.05		(0.15)
Efficiency ratio	63.9	58.7	58.5	57.7	56.0	5.2		7.9

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $45 million, $41 million, $39 million, $37 million, and $36 million for the quarters ended December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively.
(2)	Includes trust preferred capital securities.
(3)	The allowance for credit losses includes $3,472 million, $3,907 million, $3,962 million, $3,926 million, and $3,923 million and allowance for unfunded commitments and standby letters of credit which is included in other liabilities of $490 million, $467 million, $536 million, $600 million, $602 million at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively.
(4)	Related assets consiste of loans outstanding including loans held for sale, and other real estate owned.

Select Financial Information—Managed Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Total revenue, net of interest expense	$4,973	$4,857	$4,842	$4,752	$4,938	$116	2%	$35	1%

Net interest income—fully taxable-equivalent ("FTE") basis (1) (2)	3,429	3,318	3,165	3,189	3,335	111	3	94	3
Noninterest income (2)	1,589	1,580	1,716	1,600	1,639	9	1	(50)	(3)

Total revenue, net of interest expense ("FTE")	5,018	4,898	4,881	4,789	4,974	120	2	44	1
Provision for credit losses	1,532	1,189	1,230	1,306	1,370	343	29	162	12
Noninterest expense	2,656	2,421	2,403	2,297	2,371	235	10	285	12

Income from continuing operations	593	874	847	811	832	(281)	(32)	(239)	(29)

Discontinued Operations
Income from discontinued operations	604	14	14	11	16	590	N/M	588	N/M
Applicable income taxes	219	5	5	4	6	214	N/M	213	N/M

Income from discontinued operations	385	9	9	7	10	376	N/M	375	N/M

Net Income	$978	$883	$856	$818	$842	$95	11	$136	16

Memo: Credit card revenue	613	556	525	492	576	57	10	37	6

BALANCE SHEET ENDING BALANCES ($ millions)
Loans	$202,440	$201,758	$204,829	$205,208	$210,540	$682	0%	$(8,100)	(4)%
Assets	363,663	327,236	335,831	323,769	311,873	36,427	11	51,790	17

CREDIT QUALITY RATIOS
Net charge-offs to average loans	3.87%	2.60%	2.47%	2.52%	2.62%	1.27%		1.25%
Total net charge-offs ($ millions)	$1,994	$1,313	$1,258	$1,305	$1,363	$631	48	$581	43

FINANCIAL PERFORMANCE
Net interest margin	4.82%	4.68%	4.61%	4.74%	4.89%	0.14%		(0.07)%
Efficiency ratio	52.9	49.4	49.2	48.0	47.7	3.5		5.2

CAPITAL RATIO
Tangible common equity/tangible assets	5.7%	6.0%	5.9%	6.2%	6.4%	(0.3)%		(0.7)%

NOTES:

The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizations, " of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.

(1)	Net interest income-FTE includes taxable equivalent adjustments of $45 million, $41 million, $39 million, $37 million, and $36 million for the quarters ended December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively.
(2)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

Consolidated Statements of Income—Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Interest income	$3,172	$3,172	$3,130	$3,187	$3,435	$—	0%	$(263)	(8)%
Interest expense	1,063	1,086	1,160	1,203	1,291	(23)	(2)	(228)	(18)

Total net interest income	2,109	2,086	1,970	1,984	2,144	23	1	(35)	(2)

Banking fees and commissions	456	441	458	440	431	15	3	25	6
Credit card revenue	1,028	974	911	851	989	54	6	39	4
Service charges on deposits	432	433	413	383	399	(1)	—	33	8
Fiduciary and investment management fees	171	164	161	160	157	7	4	14	9
Investment securities gains (losses)	(167)	68	152	69	116	(235)	N/M	(283)	N/M
Trading	23	23	(76)	4	(10)	—	—	33	N/M
Other income (loss)	61	(105)	83	52	(29)	166	N/M	90	N/M

Total noninterest income	2,004	1,998	2,102	1,959	2,053	6	—	(49)	(2)

Total revenue, net of interest expense	4,113	4,084	4,072	3,943	4,197	29	1	(84)	(2)

Provision for credit losses	672	416	461	496	628	256	62	44	7

Salaries and employee benefits	1,186	1,193	1,213	1,173	1,127	(7)	(1)	59	5
Occupancy	174	175	166	164	158	(1)	(1)	16	10
Equipment	126	119	117	111	115	7	6	11	10
Outside service fees and processing	315	290	282	266	322	25	9	(7)	(2)
Marketing and development	263	253	215	226	241	10	4	22	9
Telecommunication	53	58	54	48	56	(5)	(9)	(3)	(5)
Other intangible amortization	39	34	32	32	31	5	15	8	26
Other expense	500	299	324	277	321	201	67	179	56

Total noninterest expense	2,656	2,421	2,403	2,297	2,371	235	10	285	12

Income before income taxes	785	1,247	1,208	1,150	1,198	(462)	(37)	(413)	(34)
Applicable income taxes	192	373	361	339	366	(181)	(49)	(174)	(48)

Income from continuing operations	593	874	847	811	832	(281)	(32)	(239)	(29)

Discontinued Operations
Income from discontinued operations	604	14	14	11	16	590	N/M	588	N/M
Applicable income taxes	219	5	5	4	6	214	N/M	213	N/M

Income from discontinued operations	385	9	9	7	10	376	N/M	375	N/M

Net Income	$978	$883	$856	818	$842	$95	11	$136	16

Consolidated Statements of Income—Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
Basic earnings per share
Income from continuing operations	$0.53	$0.78	$0.75	$0.70	$0.72	$(0.25)	(32)%	$(0.19)	(26)%
Income from discontinued operations, net	0.35	0.01	0.01	0.01	0.01	0.34	N/M	0.34	N/M

Net Income	0.88	0.79	0.76	0.71	0.73	0.09	11	0.15	21

Diluted earnings per share
Income from continuing operations	0.53	0.78	0.74	0.70	0.71	(0.25)	(32)	(0.18)	(25)
Income from discontinued operations, net	0.34	0.01	0.01	0.01	0.01	0.33	N/M	0.33	N/M

Net Income	0.87	0.79	0.75	0.71	0.72	0.08	10	0.15	21

Average shares outstanding (millions)
Basic	1,109	1,115	1,132	1,148	1,157	(6)	(1)	(48)	(4)
Diluted	1,122	1,124	1,140	1,156	1,166	(2)	—	(44)	(4)

Consolidated Statement of Income—YTD—Reported Basis

	Twelve Months Ended
	2003	2002	Change
			Amt	%
INCOME STATEMENT DATA ($ millions)
Interest income	$12,661	$13,887	$(1,226)	(9)%
Interest expense	4,512	5,332	(820)	(15)

Total net interest income	8,149	8,555	(406)	(5)

Banking fees and commissions	1,795	1,794	1	—
Credit card revenue	3,764	3,836	(72)	(2)
Service charges on deposits	1,661	1,577	84	5
Fiduciary and investment management fees	656	645	11	2
Investment securities gains (losses)	122	165	(43)	(26)
Trading	(26)	224	(250)	N/M
Other income (loss)	91	(61)	152	N/M

Total noninterest income	8,063	8,180	(117)	(1)

Total revenue, net of interest expense	16,212	16,735	(523)	(3)

Provision for credit losses	2,045	2,487	(442)	(18)

Salaries and employee benefits	4,765	4,424	341	8
Occupancy	679	643	36	6
Equipment	473	423	50	12
Outside service fees and processing	1,153	1,291	(138)	(11)
Marketing and development	957	1,069	(112)	(10)
Telecommunication	213	364	(151)	(41)
Other intangible amortization	137	125	12	10
Other expense	1,400	1,270	130	10

Total noninterest expense before merger and restructuring-related charges (reversals)	9,777	9,609	168	2
Merger and restructuring-related charges (reversals)	—	(63)	63	N/M

Total noninterest expense	9,777	9,546	231	2

Income before income taxes	4,390	4,702	(312)	(7)
Applicable income taxes	1,265	1,446	(181)	(13)

Income from continuing operations	$3,125	$3,256	$(131)	(4)%

Discontinued Operations
Income from discontinued operations	$643	$61	$582	N/M
Applicable income taxes	233	22	211	N/M

Income from discontinued operations	$410	$39	$371	N/M

Net Income	$3,535	$3,295	$240	7%

Consolidated Statement of Income—YTD—Reported Basis

	Twelve Months Ended
	2003	2002	Change
			Amt	%
Basic earnings per share
Income from continuing operations	$2.78	$2.80	$(0.02)	1%
Income from discontinued operations, net	0.36	0.03	0.33	N/M

Net income	$3.14	$2.83	$0.31	11%

Diluted earnings per share
Income from continuing operations	$2.75	$2.77	$(0.02)	1%
Income from discontinued operations, net	0.36	0.03	0.33	N/M

Net income	$3.11	$2.80	$0.31	11%

Average shares outstanding (millions)
Basic	1,126	1,162	(36)	(3)%
Diluted	1,135	1,172	(37)	(3)

Reconciliation of Consolidated Reported and Managed Data

	2003				2002
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
INCOME STATEMENT DATA ($ millions)
Total revenue, net of interest expense
Reported data for the period	$4,113	$4,084	$4,072	$3,943	$4,197
Securitization adjustments	860	773	770	809	741

Managed total revenue, net of interest expense	4,973	4,857	4,842	4,752	4,938

Net interest income—FTE
Reported data for the period	2,154	2,127	2,009	2,021	2,180
Securitization adjustments	1,275	1,191	1,156	1,168	1,155

Managed net interest income—FTE	3,429	3,318	3,165	3,189	3,335

Credit card revenue
Reported data for the period	1,028	974	911	851	989
Securitization adjustments	(415)	(418)	(386)	(359)	(413)

Managed credit card revenue	613	556	525	492	576

Noninterest income
Reported data for the period	2,004	1,998	2,102	1,959	2,053
Securitization adjustments	(415)	(418)	(386)	(359)	(414)

Managed noninterest income	1,589	1,580	1,716	1,600	1,639

Total revenue, net of interest expense- FTE
Reported data for the period	4,158	4,125	4,111	3,980	4,233
Securitization adjustments	860	773	770	809	741

Managed total revenue, net of interest expense - FTE	5,018	4,898	4,881	4,789	4,974

Provision for credit losses
Reported data for the period	672	416	461	496	628
Securitization adjustments	860	773	769	810	742

Managed provision for credit losses	1,532	1,189	1,230	1,306	1,370

BALANCE SHEET—ENDING BALANCES ($ millions)
Loans
Reported data for the period	$138,147	$141,710	$144,583	$144,747	$148,125
Securitization adjustments	64,293	60,048	60,246	60,461	62,415

Managed loans	202,440	201,758	204,829	205,208	210,540

Total assets
Reported data for the period	326,563	290,473	299,999	288,464	277,985
Securitization adjustments	37,100	36,763	35,832	35,305	33,888

Managed total assets	363,663	327,236	335,831	323,769	311,873

Reconciliation of Consolidated Reported and Managed Data

	2003				2002
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

BALANCE SHEET—AVERAGE BALANCES ($ millions)
Investment Securities
Reported data for the period	$75,779	$71,738	$66,735	$65,050	$64,076
Securitization adjustments	(23,058)	(21,255)	(22,722)	(25,893)	(24,138)

Managed investment securities	52,721	50,483	44,013	39,157	39,938

Loans
Reported data for the period	139,741	144,162	144,635	146,419	150,531
Securitization adjustments	61,074	57,858	58,945	61,020	57,636

Managed loans	200,815	202,020	203,580	207,439	208,167

Other assets
Reported data for the period	41,089	43,090	41,452	38,892	37,888
Securitization adjustments	(705)	(574)	(559)	(566)	(7)

Managed other assets	40,384	42,516	40,893	38,326	37,881

Total assets
Reported data for the period	281,746	283,676	276,809	272,489	270,864
Securitization adjustments	37,311	36,029	35,664	34,561	33,491

Managed total assets	319,057	319,705	312,473	307,050	304,355

Other short-term borrowings
Reported data for the period	10,935	11,216	13,413	12,433	12,270
Securitization adjustments	37,311	36,029	35,664	34,561	33,491

Managed other short-term borrowings	48,246	47,245	49,077	46,994	45,761

Total liabilities and equity
Reported data for the period	281,746	283,676	276,809	272,489	270,864
Securitization adjustments	37,311	36,029	35,664	34,561	33,491

Managed total liabilities and equity	319,057	319,705	312,473	307,050	304,355

CREDIT QUALITY ($ millions)
Net charge-offs
Reported data for the period	1,084	540	489	495	622
Securitization adjustments	860	773	769	810	741

Managed net charge-offs	1,944	1,313	1,258	1,305	1,363

NOTES:

The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables have not been sold and are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership.

The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizations," of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.

Retail Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE (1)	$1,121	$1,102	$1,077	$1,122	$1,078	$19	2%	$43	4%
Banking fees and commissions	158	170	175	189	167	(12)	(7)	(9)	(5)
Credit card revenue	52	53	59	53	54	(1)	(2)	(2)	(4)
Service charges on deposits	239	242	225	204	223	(3)	(1)	16	7
Other income (loss)	19	28	2	13	2	(9)	(32)	17	N/M

Total noninterest income	468	493	461	459	446	(25)	(5)	22	5

Total revenue, net of interest expense	1,589	1,595	1,538	1,581	1,524	(6)	—	65	4

Provision for credit losses	142	139	108	116	132	3	2	10	8

Salaries and employee benefits	374	390	407	386	388	(16)	(4)	(14)	(4)
Other expense	445	449	435	457	443	(4)	(1)	2	—

Total noninterest expense	819	839	842	843	831	(20)	(2)	(12)	(1)

Income before income taxes	628	617	588	622	561	11	2	67	12
Applicable income taxes	230	225	215	227	206	5	2	24	12

Net income	$398	$392	$373	$395	$355	$6	2%	$43	12%

FINANCIAL PERFORMANCE
Return on average common equity	33%	33%	31%	34%	30%	0%		3%
Efficiency ratio	52	53	55	53	55	(1)		(3)

Headcount	31,264	30,867	31,812	33,135	32,931	397	1	(1,667)	(5)

ENDING BALANCES ($ millions)
Small business commercial	$10,216	$10,122	$10,050	$9,946	$9,921	$94	1%	$295	3%
Home equity	26,432	25,252	23,863	21,688	20,853	1,180	5	5,579	27
Vehicle	13,571	13,841	13,873	14,223	14,661	(270)	(2)	(1,090)	(7)
Other personal loans	6,016	6,199	5,919	6,378	6,869	(183)	(3)	(853)	(12)

Total loans (2)	56,235	55,414	53,705	52,235	52,304	821	1	3,931	8

Assets	58,772	58,080	56,900	55,739	56,007	692	1	2,765	5

Demand deposits	30,587	29,642	29,280	28,534	27,711	945	3	2,876	10
Savings	41,093	40,581	40,066	40,155	38,784	512	1	2,309	6

Core deposits	71,680	70,223	69,346	68,689	66,495	1,457	2	5,185	8
Time	17,881	18,616	19,486	20,617	21,777	(735)	(4)	(3,896)	(18)

Total deposits	89,561	88,839	88,832	89,306	88,272	722	1	1,289	1

Equity	4,774	4,774	4,774	4,774	4,774	—	—	—	—

Retail Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Small business commercial	$10,142	$10,126	$10,010	$9,955	$9,879	$16	0%	$263	3%
Home equity	25,790	24,499	22,807	21,199	19,987	1,291	5	5,803	29
Vehicle	13,672	13,962	13,989	14,436	14,865	(290)	(2)	(1,193)	(8)
Other personal loans	5,995	6,147	6,087	7,020	6,952	(152)	(2)	(957)	(14)

Total loans	55,599	54,734	52,893	52,610	51,683	865	2	3,916	8

Assets	58,087	57,467	56,261	56,075	55,352	620	1	2,735	5

Demand deposits	30,124	29,632	28,809	27,597	27,076	492	2	3,048	11
Savings	41,041	40,354	40,107	39,575	38,538	687	2	2,503	6

Core deposits	71,165	69,986	68,916	67,172	65,614	1,179	2	5,551	8
Time	18,260	18,985	20,095	21,181	22,398	(725)	(4)	(4,138)	(18)

Total deposits	89,425	88,971	89,011	88,353	88,012	454	1	1,413	2

Equity	4,774	4,774	4,774	4,774	4,774	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs
Small business commercial	$17	$14	$16	$11	$27	$3	21%	$(10)	(37)%
Home equity	24	47	27	26	15	(23)	(49)	9	60
Vehicle	67	56	46	47	69	11	20	(2)	(3)
Other personal loans	40	27	24	18	23	13	48	17	74

Total net charge-offs	148	144	113	102	134	4	3	14	10

Net charge-off ratios
Small business commercial	0.67%	0.55%	0.64%	0.44%	1.09%	0.12%		(0.42)%
Home equity	0.37	0.77	0.47	0.49	0.30	(0.40)		0.07
Vehicle	1.96	1.60	1.32	1.30	1.86	0.36		0.10
Other personal loans	2.67	1.76	1.58	1.03	1.32	0.91		1.35
Total net charge-offs	1.06	1.05	0.85	0.78	1.04	0.01		0.02

Nonperforming assets
Commercial	$250	$268	$255	$254	$236	$(18)	(7)%	$14	6%
Consumer	290	305	315	304	299	(15)	(5)	(9)	(3)

Total nonperforming loans (3)	540	573	570	558	535	(33)	(6)	5	1
Other, including other real estate owned ("OREO")	77	117	218	231	223	(40)	(34)	(146)	(65)

Total nonperforming assets	617	690	788	789	758	(73)	(11)	(141)	(19)

Allowance for loan losses ($ millions)	677	683	688	693	679	(6)	(1)	(2)	—
Allowance for loan losses to period end loans (2)	1.26%	1.29%	1.33%	1.39%	1.37%	(0.03)%		(0.11)%
Allowance for loan losses to nonperforming loans (3)	126	120	121	125	128	6		(2)
Nonperforming assets to related assets	1.10	1.24	1.46	1.50	1.44	(0.14)		(0.34)

Retail Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
DISTRIBUTION
Number of:
Banking centers	1,841	1,810	1,803	1,798	1,795	31	2%	46	3%
ATMs	4,394	4,350	4,093	4,009	3,960	44	1	434	11
Relationship bankers	3,600	3,139	2,823	2,893	2,839	461	15	761	27
On-line customers (thousands)	2,436	2,184	1,922	1,701	1,404	252	12	1,032	74
Personal demand accounts (thousands)	4,773	4,684	4,541	4,438	4,360	89	2	413	9
Business demand accounts (thousands)	513	508	501	496	492	5	1	21	4
Debit cards issued (thousands)	5,216	5,104	4,946	4,818	4,647	112	2	569	12

RETAIL BROKERAGE ($ millions)
Mutual fund sales	$622	$671	$774	$577	$501	$(49)	(7)%	$121	24%
Annuity sales	864	895	759	766	751	(31)	(3)	113	15

Total investment sales volume	1,486	1,566	1,533	1,343	1,252	(80)	(5)	234	19

Market value customer assets—end of period ($ billions)	33.7	31.9	30.5	28.6	27.9	1.8	6	5.8	21

Number of customers—end of period (thousands)	721	707	694	693	681	14	2	40	6
Number of dedicated investment sales representatives	973	902	874	870	845	71	8	128	15

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $5 million, $6 million, $6 million, $5 million, and $5 million for the quarters ended December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively.
(2)	Loans includes loans held for sale of $2,496 million, $2,480 million, $2,067 million, $2,390 million, $2,689 million at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003 and December 31, 2002, respectively, These amounts are not included in the allowance coverage statistics.
(3)	Nonperforming loans includes loans held for sale of $2 million, $2 million, $2 million, $2 million and $3 million at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively. These amounts are not included in allowance coverage statistics.

Commercial Banking Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE (1)	$588	$576	$574	$569	$609	$12	2%	$(21)	(3)%

Banking fees and commissions	185	198	234	191	206	(13)	(7)	(21)	(10)
Credit card revenue	28	27	27	23	22	1	4	6	27
Service charges on deposits	188	186	185	175	169	2	1	19	11
Fiduciary and investment management fees	1	—	(1)	1	2	1	N/M	(1)	(50)
Investment securities gains/(losses)	6	31	(2)	—	—	(25)	(81)	6	N/M
Trading	32	30	(75)	17	(2)	2	7	34	N/M
Other income (loss)	13	(11)	8	10	(15)	24	N/M	28	N/M

Total noninterest income	453	461	376	417	382	(8)	(2)	71	19

Total revenue, net of interest expense	1,041	1,037	950	986	991	4	—	50	5

Provision for credit losses	(109)	(51)	10	128	202	(58)	N/M	(311)	N/M

Salaries and employee benefits	325	296	295	277	273	29	10	52	19
Other expense	301	286	305	290	333	15	5	(32)	(10)

Total noninterest expense	626	582	600	567	606	44	8	20	3

Income before income taxes	524	506	340	291	183	18	4	341	N/M
Applicable income taxes	154	145	91	74	35	9	6	119	N/M

Net income	$370	$361	$249	$217	$148	$9	2%	$222	N/M

Memo—Revenue by activity
Lending-related revenue	$471	$454	$434	$430	$446	$17	4%	$25	6%
Credit derivative hedge portfolio	(35)	(51)	(143)	(54)	(59)	16	31	24	41
Global treasury services	405	405	395	390	399	—	—	6	2
Capital markets (2)	202	234	253	201	199	(32)	(14)	3	2
Other	(2)	(5)	11	19	6	3	60	(8)	N/M

FINANCIAL PERFORMANCE
Return on average common equity	20%	19%	13%	12%	8%	1%		12%
Efficiency ratio	60	56	63	58	61	4		(1)
Efficiency ratio excluding credit derivative hedge portfolio	58	53	55	55	58	5		—

Headcount:
Corporate banking (including capital markets)	2,660	2,624	2,615	2,491	2,359	36	1%	301	13%
Middle market banking	2,507	2,551	2,491	2,677	2,853	(44)	(2)	(346)	(12)
Global treasury services	3,313	3,234	3,239	3,203	3,342	79	2	(29)	(1)
Operations, technology and other administration	1,946	1,930	2,048	2,023	1,988	16	1	(42)	(2)

Total headcount	10,426	10,339	10,393	10,394	10,542	87	1	(116)	(1)

Commercial Banking Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
ENDING BALANCES ($ millions)
Loans (3)	$53,752	$54,493	$57,775	$59,457	$61,895	$(741)	(1)%	$(8,143)	(13)%
Interests in purchased receivables (4)	32,938	—	—	—	—	32,938	N/M	32,938	N/M
Investment securities (4)	10,034	3,805	2,813	1,693	2,077	6,229	N/M	7,957	N/M
Assets	136,812	102,877	108,762	97,200	94,260	33,935	33	42,552	45

Demand deposits	26,348	27,287	30,324	27,668	25,462	(939)	(3)	886	3
Savings	12,263	11,269	9,332	9,670	9,614	994	9	2,649	28
Time	922	1,024	9,110	7,390	11,373	(102)	(10)	(10,451)	(92)
Foreign offices	12,223	11,619	10,838	9,221	10,192	604	5	2,031	20

Total deposits	51,756	51,199	59,604	53,949	56,641	557	1	(4,885)	(9)

Short term borrowings (4)	40,717	3,783	4,507	4,440	2,278	36,934	N/M	38,439	N/M

Equity	7,409	7,409	7,409	7,409	7,409	—	—	—	—

AVERAGE BALANCES ($ millions)
Loans	$53,634	$55,090	$58,046	$59,956	$62,201	$(1,456)	(3)%	$(8,567)	(14)%
Interests in purchased receivables (4)	358	—	—	—	—	358	N/M	358	N/M
Investment securities (4)	3,628	2,927	1,918	1,830	1,968	701	24	1,660	84
Assets	97,317	101,012	98,861	93,628	93,900	(3,695)	(4)	3,417	4

Demand deposits	24,846	25,929	24,402	22,579	22,830	(1,083)	(4)	2,016	9
Savings	11,669	10,983	10,005	9,311	9,310	686	6	2,359	25
Time	987	2,968	3,529	8,062	9,547	(1,981)	(67)	(8,560)	(90)
Foreign offices	10,737	10,413	10,443	9,006	8,989	324	3	1,748	19

Total deposits	48,239	50,293	48,379	48,958	50,676	(2,054)	(4)	(2,437)	(5)

Short term borrowings (4)	4,433	3,490	3,888	2,619	2,377	943	27	2,056	86

Equity	7,409	7,409	7,409	7,409	7,409	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs	$66	$99	$105	$128	$202	$(33)	(33)%	$(136)	(67)%
Net charge-off ratio	0.49%	0.72%	0.72%	0.85%	1.30%	(0.23)%		(0.81)%

Nonperforming assets
Nonperforming loans (5)	$1,036	$1,387	$1,693	$1,761	$1,874	$(351)	(25)%	$(838)	(45)%
Other, including other real estate owned ("OREO")	22	40	22	19	21	(18)	(45)	1	5

Total nonperforming assets	1,058	1,427	1,715	1,780	1,895	(369)	(26)	(837)	(44)

Allowance for loan losses
Allowance for loan losses	2,161	2,359	2,440	2,471	2,469	(198)	(8)	(308)	(12)
Allowance for loan losses to period end loans (3)	4.06%	4.37%	4.25%	4.17%	4.00%	(0.31)%		0.06%
Allowance for loan losses to nonperforming loans (5)	209	170	145	142	133	39		76

Allowance for credit losses (6)
Allowance for credit losses	2,651	2,826	2,976	3,071	3,071	(175)	(6)	(420)	(14)
Allowance for credit losses to period end loans (3)	4.98%	5.23%	5.18%	5.18%	4.98%	(0.25)%		0.00%
Allowance for credit losses to nonperforming loans (5)	257	204	176	176	166	53		91

Nonperforming assets to related assets	1.97	2.62	2.97	2.99	3.06	(0.65)		(1.09)

Commercial Banking Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
CORPORATE BANKING ($ millions)
Ending balances
Loans	$27,123	$27,375	$29,319	$29,896	$31,559	$(252)	(1)%	$(4,436)	(14)%
Interests in purchased receivables (4)	32,938	—	—	—	—	32,938	N/M	32,938	N/M
Investment securities (4)	10,006	3,768	2,772	1,661	1,506	6,238	N/M	8,500	N/M
Deposits	23,685	24,414	32,730	29,824	31,998	(729)	(3)	(8,313)	(26)
Short term borrowings (4)	40,717	3,783	4,507	4,440	2,278	36,934	N/M	38,439	N/M

Average balances
Loans	27,043	27,544	29,222	30,405	31,508	(501)	(2)	(4,465)	(14)
Interests in purchased receivables	358	—	—	—	—	358	N/M	358	N/M
Investment securities	3,582	2,889	1,877	1,593	1,396	693	24	2,186	N/M
Deposits	22,849	25,221	24,251	26,791	28,023	(2,372)	(9)	(5,174)	(18)
Short term borrowings	4,433	3,490	3,888	2,619	2,377	943	27	2,056	86

Credit Quality
Net charge-offs ($ millions)	$28	$56	$63	$81	$148	$(28)	(50)%	$(120)	(81)%
Net charge-off ratio	0.41%	0.81%	0.86%	1.07%	1.88%	(0.40)%		(1.47)%
Nonperforming loans ($ millions)	$321	$526	$705	$814	$873	$(205)	(39)%	$(552)	(63)%
Nonperforming loans to total loans	1.18%	1.92%	2.40%	2.72%	2.76%	(0.74)%		(1.58)%

Syndications—Lead arranger deals
Volume ($ billions)	$14.4	$15.3	$15.9	$14.8	$13.5	$(0.9)	(6)%	$0.9	7%
Number of transactions	100	76	95	46	78	24	32	22	28
League table standing—rank	4	4	4	4	4	—		—
League table standing—market share	6%	7%	6%	9%	7%	(1)%		(1)%

MIDDLE MARKET BANKING ($ millions)
Ending balances
Loans	$26,629	$27,118	$28,456	$29,561	$30,336	$(489)	(2)%	$(3,707)	(12)%
Deposits	28,071	26,785	26,874	24,125	24,643	1,286	5	3,428	14

Average balances
Loans	26,591	27,546	28,824	29,551	30,693	(955)	(3)	(4,102)	(13)
Deposits	25,390	25,072	24,128	22,167	22,653	318	1	2,737	12

Credit Quality
Net charge-offs ($ millions)	$38	$43	$42	$47	$54	$(5)	(12)%	$(16)	(30)%
Net charge-off ratio	0.57%	0.62%	0.58%	0.64%	0.70%	(0.05)%		(0.13)%
Nonperforming loans ($ millions)	$715	$861	$988	$947	$1,001	$(146)	(17)%	$(286)	(29)%
Nonperforming loans to total loans	2.69%	3.18%	3.47%	3.20%	3.30%	(0.49)%		(0.61)%

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $30 million, $28 million, $25 million, $23 million, and $23 million for the quarters ended December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively.
(2)	Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(3)	Loans includes loans held for sale of $544 million, $471 million, $327 million, $226 million, and $235 million, at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively. These amounts are not included in allowance coverage statistics.
(4)	Impacted by the adoption of FIN 46.
(5)	Nonperforming loans includes loans held for sale of $3 million, $3 million, $6 million, $17 million, and $19 million, at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively. These amounts are not included in allowance coverage statistics.
(6)	The allowance for credit losses includes allowance for loan losses of $2,161 million, $2,359 million, $2,440 million, $2,471 million, and $2,469 million and allowance for unfunded commitments and standby letters of credit which is included in other liabilities of $490 million, $467 million, $536 million, $600 million, $602 million, for the periods ending December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively.

Card Services Line of Business Information—Reported Basis (1)

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$414	$414	$332	$309	$393	$—	0%	$21	5%

Banking fees and commissions	9	5	9	11	11	4	80	(2)	(18)
Credit card revenue	947	895	825	774	913	52	6	34	4
Other income (loss)	(24)	(12)	34	(4)	(19)	(12)	N/M	(5)	(26)

Total noninterest income	932	888	868	781	905	44	5	27	3

Total revenue, net of interest expense	1,346	1,302	1,200	1,090	1,298	44	3	48	4

Provision for credit losses	168	246	182	161	168	(78)	(32)	—	—

Salaries and employee benefits	158	157	156	153	150	1	1	8	5
Other expense	457	436	408	374	455	21	5	2	—

Total noninterest expense	615	593	564	527	605	22	4	10	2

Income before income taxes	563	463	454	402	525	100	22	38	7
Applicable income taxes	216	178	175	154	204	38	21	12	6

Net income	$347	$285	$279	$248	$321	$62	22	$26	8

Memo: Net securitization gains (amortization)	$(27)	$(13)	$17	$1	$5	$(14)	N/M	$(32)	N/M

FINANCIAL PERFORMANCE (2)
Return on average common equity	22%	18%	18%	16%	20%	4%		2%
Efficiency ratio	46	46	47	48	47	—		(1)

Headcount	10,374	10,366	10,751	10,778	10,548	8	—	(174)	(2)

ENDING BALANCES ($ millions)
Owned loans
Held in portfolio	$6,447	$6,449	$6,308	$7,147	$7,592	$(2)	0%	$(1,145)	(15)%
Held for sale (3)	5,588	7,729	7,782	5,240	3,989	(2,141)	(28)	1,599	40

Total owned loans	12,035	14,178	14,090	12,387	11,581	(2,143)	(15)	454	4
Seller's interest and accrued interest receivable	27,193	23,285	24,414	25,156	28,526	3,908	17	(1,333)	(5)

Total receivables	39,228	37,463	38,504	37,543	40,107	1,765	5	(879)	(2)

Memo: Securitized loans	37,100	36,763	35,832	35,305	33,889	337	1	3,211	9

Assets	44,792	42,768	43,597	42,814	45,391	2,024	5	(599)	(1)

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

Card Services Line of Business Information — Reported Basis (1)

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%

AVERAGE BALANCES ($ millions)
Owned loans
Held in portfolio	$6,452	$6,440	$7,085	$7,791	$7,690	$12	0%	$(1,238)	(16)%
Held for sale (3)	7,064	10,001	7,005	4,573	5,635	(2,937)	(29)	1,429	25

Total owned loans	13,516	16,441	14,090	12,364	13,325	(2,925)	(18)	191	1
Seller's interest and accrued interest receivable	23,763	21,829	23,281	26,459	24,145	1,934	9	(382)	(2)

Total receivables	37,279	38,270	37,371	38,823	37,470	(991)	(3)	(191)	(1)

Memo: Securitized loans	37,311	36,029	35,664	34,561	33,491	1,282	4	3,820	11

Assets	42,360	43,105	42,886	44,191	42,290	(745)	(2)	70	—

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs	$153	$211	$182	$161	$168	$(58)	(27)%	$(15)	(9)%

Net charge-off ratio (4)	4.62%	5.13%	5.17%	5.24%	5.05%	(0.51)%		(0.43)%

Delinquency ratios
30+ days	3.31	3.82	3.22	2.81	2.95	(0.51)		0.36
90+ days	1.55	1.78	1.49	1.30	1.38	(0.23)		0.17

Allowance for loan losses	$446	$431	$396	$396	$396	$15	3%	$50	13%
Allowance for loan losses to period end loans held in portfolio	6.92%	6.68%	6.28%	5.58%	5.22%	0.24%		1.70%

OTHER DATA
Charge volume ($ billions)	$45.5	$42.8	$40.5	$38.3	$43.5	$2.7	6%	$2.0	5%
New accounts opened (thousands) (5)	885	895	1,823	975	1,298	(10)	(1)	(413)	(32)
Credit cards issued (thousands)	50,839	51,500	52,073	50,978	50,351	(661)	(1)	488	1
Number of CardServices.com customers (millions)	5.3	4.7	4.2	3.8	3.4	0.6	13	1.9	56

Paymentech(millions)
Bank card volume	$44,027	$39,271	$37,258	$34,444	$35,979	$4,756	12%	$8,048	22%
Total transactions	1,561	1,417	1,342	1,218	1,189	144	10	372	31

NOTES:

(1)	On a reported basis income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.
(2)	See Card Services line of business results on a managed basis in the financial supplement for financial performance ratios on a managed basis.
(3)	Held for sale amounts are not included in allowance coverage statistics.
(4)	Includes net charge-offs related to held for sale loans of $3 million for the quarter ended December 31, 2003.
(5)	Net accounts opened includes originations, purchases and sales.

Card Services Line of Business Information—Managed Basis (1)

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$1,689	$1,605	$1,488	$1,477	$1,548	$84	5%	$141	9%

Banking fees and commissions	9	5	9	11	11	4	80	(2)	(18)
Credit card revenue	532	477	438	416	500	55	12	32	6
Other income (loss)	(24)	(12)	34	(4)	(19)	(12)	N/M	(5)	(26)

Total noninterest income	517	470	481	423	492	47	10	25	5

Total revenue, net of interest expense	2,206	2,075	1,969	1,900	2,040	131	6	166	8

Provision for credit losses	1,028	1,019	951	971	910	9	1	118	13

Salaries and employee benefits	158	157	156	153	150	1	1	8	5
Other expense	457	436	408	374	455	21	5	2	—

Total noninterest expense	615	593	564	527	605	22	4	10	2

Income before income taxes	563	463	454	402	525	100	22	38	7
Applicable income taxes	216	178	175	154	204	38	21	12	6

Net income	$347	$285	$279	$248	$321	$62	22%	$26	8%

Memo: Net securitization gains (amortization)	$(27)	$(13)	$17	$1	$5	$(14)	N/M	$(32)	N/M

FINANCIAL PERFORMANCE
Percentage of average outstandings
Net interest income—FTE	8.98%	8.57%	8.17%	8.16%	8.65%	0.41%		0.33%
Provision for credit losses	5.47	5.44	5.22	5.37	5.08	0.03		0.39
Noninterest income	2.75	2.51	2.64	2.34	2.75	0.24		—
Risk adjusted margin	6.26	5.64	5.59	5.13	6.32	0.62		(0.06)
Noninterest expense	3.27	3.17	3.10	2.91	3.39	0.10		(0.12)
Pretax income—FTE	2.99	2.47	2.49	2.22	2.93	0.52		0.06
Net income	1.85	1.52	1.53	1.37	1.79	0.33		0.06

Return on average common equity	22%	18%	18%	16%	20%	4%		2%
Efficiency ratio	28	29	29	28	30	(1)		(2)

Headcount	10,374	10,366	10,751	10,778	10,548	8	0	(174)	(2)

ENDING BALANCES ($ millions)
Held in portfolio	$6,447	$6,449	$6,308	$7,147	$7,592	$(2)	0%	$(1,145)	(15)%
Held for sale (2)	5,588	7,729	7,782	5,240	3,989	(2,141)	(28)	1,599	40
Securitized	37,100	36,763	35,832	35,305	33,889	337	1	3,211	9
Seller's interest and accrued interest receivable	27,193	23,285	24,414	25,156	28,526	3,908	17	(1,333)	(5)

Total loans	76,328	74,226	74,336	72,848	73,996	2,102	3	2,332	3

Assets	81,892	79,531	79,429	78,119	79,280	2,361	3	2,612	3

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

Card Services Line of Business Information—Managed Basis (1)

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Held in portfolio	$6,452	$6,440	$7,085	$7,791	$7,690	$12	0%	$(1,238)	(16)%
Held for sale (2)	7,064	10,001	7,005	4,573	5,635	(2,937)	(29)	1,429	25
Securitized	37,311	36,029	35,664	34,561	33,491	1,282	4	3,820	11
Seller's interest and accrued interest receivable	23,763	21,829	23,281	26,459	24,145	1,934	9	(382)	(2)

Total managed loans	74,590	74,299	73,035	73,384	70,961	291	—	3,629	5

Assets	79,671	79,134	78,550	78,752	75,781	537	1	3,890	5

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs	$1,013	$984	$951	$971	$910	$29	3%	$103	11%

Net charge-off ratio	5.43%	5.30%	5.21%	5.29%	5.13%	0.13%		0.30%
12 month lagged	5.71	5.77	5.77	5.86	5.47	(0.06)		0.24

Delinquency ratios
30+ days	3.90	3.98	3.95	4.08	4.02	(0.08)		(0.12)
90+ days	1.85	1.85	1.85	1.88	1.80	—		0.05

Allowance for loan losses	$446	$431	$396	$396	$396	$15	3%	$50	13%
Allowance for loan losses to period end loans held in portfolio	6.92%	6.68%	6.28%	5.58%	5.22%	0.24%		1.70%

OTHER DATA
Charge volume ($ billions)	$45.5	$42.8	$40.5	$38.3	$43.5	$2.7	6%	$2.0	5%
Net accounts opened (thousands) (3)	885	895	1,823	975	1,298	(10)	(1)	(413)	(32)
Credit cards issued (thousands)	50,839	$51,500	52,073	50,978	50,351	(661)	(1)	488	1
Number of CardServices.com customers (millions)	5.3	4.7	4.2	3.8	3.4	0.6	13	1.9	56

Paymentech (millions)
Bank card volume	$44,027	$39,271	$37,258	$34,444	$35,979	$4,756	12%	$8,048	22%
Total transactions	1,561	1,417	1,342	1,218	1,189	144	10	372	31

NOTES:

(1)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income. On a managed basis, net interest income, non-interest income and provision are reported in their respective income statement line.
(2)	Held for sale amounts are not included in allowance coverage statistics.
(3)	Net accounts opened includes originations, purchases and sales.

Card Services—Reconciliation of Reported and Managed Data

	2003				2002
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE
Reported data for the period	$414	$414	$332	$309	$393
Securitization adjustments	1,275	1,191	1,156	1,168	1,155

Managed net interest income	1,689	1,605	1,488	1,477	1,548

Credit card revenue
Reported data for the period	$947	$895	$825	$774	$913
Securitization adjustments	(415)	(418)	(387)	(358)	(413)

Managed credit card revenue	532	477	438	416	500

Noninterest income
Reported data for the period	$932	$888	$868	$781	$905
Securitization adjustments	(415)	(418)	(387)	(358)	(413)

Managed noninterest income	517	470	481	423	492

Total revenue, net of interest expense
Reported data for the period	$1,346	$1,302	$1,200	$1,090	$1,298
Securitization adjustments	860	773	769	810	742

Managed total revenue, net of interest expense	2,206	2,075	1,969	1,900	2,040

Provision for credit losses
Reported data for the period	$168	$246	$182	$161	$168
Securitization adjustments	860	773	769	810	742

Managed provision for credit losses	1,028	1,019	951	971	910

BALANCE SHEET—ENDING BALANCES ($ millions)
Owned loans
Held in portfolio	$6,447	$6,449	$6,308	$7,147	$7,592
Held for sale (3)	5,588	7,729	7,782	5,240	3,989

Total owned loans	12,035	14,178	14,090	12,387	11,581
Seller's interest and accrued interest receivable	27,193	23,285	24,414	25,156	28,526

Total loans on balance sheet	39,228	37,463	38,504	37,543	40,107
Securitized	37,100	36,763	35,832	35,305	33,889

Total managed loans	76,328	74,226	74,336	72,848	73,996

Total assets
Reported data for the period	$44,792	$42,768	$43,597	$42,814	$45,391
Securitization adjustments	37,100	36,763	35,832	35,305	33,889

Managed total assets	81,892	79,531	79,429	78,119	79,280

Card Services—Reconciliation of Reported and Managed Data

	2003				2002
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET—AVERAGE BALANCES (in millions)
Owned loans
Held in portfolio	$6,452	$6,440	$7,085	$7,791	$7,690
Held for sale (3)	7,064	10,001	7,005	4,573	5,635

Total owned loans	13,516	16,441	14,090	12,364	13,325
Seller's interest and accrued interest receivable	23,763	21,829	23,281	26,459	24,145

Total loans on balance sheet	37,279	38,270	37,371	38,823	37,470
Securitized	37,311	36,029	35,664	34,561	33,491

Total managed loans	74,590	74,299	73,035	73,384	70,961

Total average assets
Reported data for the period	$42,360	$43,105	$42,886	$44,191	$42,290
Securitization adjustments	37,311	36,029	35,664	34,561	33,491

Managed average assets	79,671	79,134	78,550	78,752	75,781

CREDIT QUALITY (in millions)
Net charge-offs
Reported net charge-offs data for the period	$153	$211	$182	$161	$168
Securitization adjustments	860	773	769	810	742

Managed net charge-offs	1,013	984	951	971	910

NOTES:
The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizations," of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.

Investment Management Group Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$162	$115	$90	$89	$92	$47	41%	$70	76%

Banking fees and commissions	119	88	70	66	57	31	35	62	N/M
Service charges on deposits	4	5	4	6	5	(1)	(20)	(1)	(20)
Fiduciary and investment management fees	162	156	154	151	154	6	4	8	5
Other income (loss)	29	8	2	—	1	21	N/M	28	N/M

Total noninterest income	314	257	230	223	217	57	22	97	45

Total revenue, net of interest expense	476	372	320	312	309	104	28	167	54

Provision for credit losses	—	4	6	2	28	(4)	N/M	(28)	N/M

Salaries and employee benefits	119	114	109	107	107	5	4	12	11
Other expense	191	110	84	86	78	81	74	113	N/M

Total noninterest expense	310	224	193	193	185	86	38	125	68

Income before income taxes	166	144	121	117	96	22	15	70	73
Applicable income taxes	61	53	45	44	36	8	15	25	69

Net income	$105	$91	$76	$73	$60	$14	15%	$45	75%

FINANCIAL PERFORMANCE
Return on average common equity	27%	31%	32%	31%	25%	(4)%		2%
Efficiency ratio	65	60	60	62	60	5		5

Headcount	4,845	4,949	4,086	4,161	4,277	(104)	(2)	568	13

ENDING BALANCES ($ millions)
Loans	$7,380	$7,155	$6,579	$6,663	$6,942	$225	3%	$438	6%
Commercial	3,236	3,153	3,014	3,110	3,258	83	3	(22)	(1)
Consumer	4,144	4,002	3,565	3,553	3,684	142	4	460	12
Assets	15,839	15,656	8,163	8,345	8,491	183	1	7,348	87

Demand deposits	1,702	971	2,036	1,853	1,862	731	75	(160)	(9)
Savings	9,414	8,327	7,812	7,814	6,937	1,087	13	2,477	36
Time	597	621	655	721	761	(24)	(4)	(164)	(22)
Foreign offices	290	219	255	215	244	71	32	46	19

Total deposits	12,003	10,138	10,758	10,603	9,804	1,865	18	2,199	22

Insurance policy and claims reserves	6,712	6,496	219	223	226	216	3	6,486	N/M

Equity	1,554	1,553	953	954	952	1	—	602	63

Investment Management Group Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Loans	$7,229	$6,665	$6,590	$6,744	$6,986	$564	8%	$243	3%
Commercial	3,159	2,996	3,034	3,139	3,207	163	5	(48)	(1)
Consumer	4,070	3,669	3,556	3,605	3,779	401	11	291	8
Assets	15,669	10,700	8,263	8,370	8,566	4,969	46	7,103	83

Demand deposits	1,734	2,019	1,765	1,742	1,726	(285)	(14)	8	—
Savings	8,893	8,032	7,678	7,274	6,522	861	11	2,371	36
Time	611	633	692	741	780	(22)	(3)	(169)	(22)
Foreign offices	165	165	184	158	187	—	—	(22)	(12)

Total deposits	11,403	10,849	10,319	9,915	9,215	554	5	2,188	24

Insurance policy and claims reserves	6,607	2,265	221	225	221	4,342	N/M	6,386	N/M

Equity	1,554	1,149	954	954	953	405	35	601	63

CREDIT QUALITY ($ millions)
Net charge-offs (recoveries)
Commercial	$(1)	$5	$4	$1	$13	$(6)	N/M	$(14)	N/M
Consumer	1	(1)	2	1	—	2	N/M	1	N/M

Total net charge-offs	—	4	6	2	13	(4)	N/M	(13)	N/M

Net charge-off ratios
Commercial	(0.13)%	0.67%	0.53%	0.13%	1.62%	(0.80)%		(1.75)%
Consumer	0.10	(0.11)	0.22	0.11	—	0.21		0.10
Total net charge-offs	—	0.24	0.36	0.12	0.74	(0.24)		(0.74)

Nonperforming assets
Commercial	$32	$60	$67	$68	$61	$(28)	(47)%	$(29)	(48)%
Consumer	10	14	13	13	10	(4)	(29)	—	—

Total nonperforming loans	42	74	80	81	71	(32)	(43)	(29)	(41)
Other, including other real estate owned ("OREO")	18	1	2	1	1	17	N/M	17	N/M

Total nonperforming assets	60	75	82	82	72	(15)	(20)	(12)	(17)

Allowance for loan losses	40	40	40	40	40	—	—	—	—
Allowance for loan losses to period end loans	0.54%	0.56%	0.61%	0.60%	0.58%	(0.02)%		(0.04)%
Allowance for loan losses to nonperforming loans	95	54	50	49	56	41		39
Nonperforming assets to related assets	0.81	1.05	1.25	1.23	1.04	(0.24)		(0.23)

ASSETS UNDER MANAGEMENT ENDING BALANCES ($ millions)
Mutual Funds	$105,489	$100,646	$102,494	$97,518	$101,234	$4,843	5%	$4,255	4%
Other	81,499	74,902	68,395	60,747	60,720	6,597	9	20,779	34

Total assets	186,988	175,548	170,889	158,265	161,954	11,440	7	25,034	15
By type:
Money market	72,433	70,820	78,457	73,923	78,624	1,613	2	(6,191)	(8)
Equity	50,574	42,150	40,584	35,391	37,031	8,424	20	13,543	37
Fixed income	63,981	62,578	51,848	48,951	46,299	1,403	2	17,682	38

Total assets	186,988	175,548	170,889	158,265	161,954	11,440	7	25,034	15

Investment Management Group Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%

By channel:
Private client services	44,992	42,970	43,236	41,163	42,680	2,022	5	2,312	5
Retail brokerage	8,623	8,139	7,924	7,124	7,008	484	6	1,615	23
Institutional	95,001	93,367	88,087	80,321	77,799	1,634	2	17,202	22
Commercial cash sweep	8,134	8,581	7,949	7,689	9,015	(447)	(5)	(881)	(10)
Capital markets	3,631	2,935	3,049	3,353	4,858	696	24	(1,227)	(25)
External (1)	11,197	9,492	11,601	9,809	10,802	1,705	18	395	4
All other direct (2)(3)	15,410	10,064	9,043	8,806	9,792	5,346	53	5,618	57

Total assets	186,988	175,548	170,889	158,265	161,954	11,440	7	25,034	15

MORNINGSTAR RANKINGS
% of customer assets in funds ranked 4 or better	48%	54%	53%	54%	50%	(6)%		(2)%
% of customer assets in funds ranked 3 or better	87	88	91	88	89	(1)		(2)

PRIVATE CLIENT SERVICES ($ millions)
Number of private client advisors (4)	617	646	660	677	705	(29)	(4)	(88)	(12)
Number of private client offices	89	89	89	90	92	—	—	(3)	(3)

Total client assets—end of period (5)	$67,675	$64,307	$64,270	$60,641	$61,697	$3,368	5%	$5,978	10%

Ending balances
Loans	6,919	6,604	6,483	6,622	6,894	315	5	25	—
Deposits	11,747	10,548	10,071	9,913	9,250	1,199	11	2,497	27

Average balances
Loans	6,762	6,492	6,543	6,715	6,938	270	4	(176)	(3)
Deposits	10,976	10,125	9,752	9,344	8,693	851	8	2,283	26

INSURANCE GROUP ($ millions)
Gross revenue (6)	$253	$160	$118	$117	$113	$93	58%	$140	N/M

Ending Balances
Invested assets (4)	6,079	6,042	407	408	385	37	1	5,694	N/M

Loans	411	415	—	—	—	(4)	(1)	411	N/M

Policies inforce - direct/assumed(thousands)	2,306	2,331	1,235	1,249	1,193	(25)	(1)	1,113	93

Insurance inforce - direct/assumed (4)	231,533	228,076	12,514	12,415	13,023	3,457	2	218,510	N/M
Insurance inforce - retained (4)	42,596	42,966	12,513	12,414	13,022	(370)	(1)	29,574	N/M
Insurance policy and claims reserves	6,712	6,496	219	223	226	216	3	6,486	N/M

A.M. Best rating (7)	A	A	—	—	—	—	N/M	N/M	N/M

NOTES:
(1)	Includes broker/dealers, trust companies and registered investment advisors that sell, or offer, One Group Funds.
(2)	One Group Funds invested in other One Group Funds and other mutual funds sub-advised.
(3)	Fourth quarter 2003 includes assets from the Security Capital acquisition.
(4)	Prior period data has been adjusted to conform to current period presentation
(5)	Fiduciary, brokerage, and other related assets (managed and non-managed).
(6)	Includes insurance revenues recorded in other lines of business.
(7)	A.M Best maintained A ratings with developing implications.

Corporate Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income (expense)—FTE (1)	$(131)	$(80)	$(64)	$(68)	$8	$(51)	(64)%	$(139)	N/M

Banking fees and commissions	(15)	(20)	(30)	(17)	(10)	5	25	(5)	(50)%
Credit card revenue	1	(1)	—	1	—	2	N/M	1	N/M
Service charges on deposits	1	—	(1)	(2)	2	1	N/M	(1)	(50)
Fiduciary and investment management fees	8	8	8	8	1	—	—	7	N/M
Investment securities gains (losses)	(173)	37	154	69	116	(210)	N/M	(289)	N/M
Trading	(9)	(7)	(1)	(13)	(8)	(2)	(29)	(1)	(13)
Other income (loss)	24	(118)	37	33	2	142	N/M	22	N/M

Total noninterest (loss) income	(163)	(101)	167	79	103	(62)	(61)	(266)	N/M

Total revenue, net of interest expense	(294)	(181)	103	11	111	(113)	(62)	(405)	N/M

Provision for credit losses	471	78	155	89	98	393	N/M	373	N/M

Salaries and employee benefits	210	236	246	250	209	(26)	(11)	1	—
Other expense	76	(53)	(42)	(83)	(65)	129	N/M	141	N/M

Total noninterest expense	286	183	204	167	144	103	56	142	99

Loss before income tax benefit	(1,051)	(442)	(256)	(245)	(131)	(609)	N/M	(920)	N/M
Applicable income tax benefit	(424)	(187)	(126)	(123)	(79)	(237)	N/M	(345)	N/M

Income (Loss) from continuing operations	(627)	(255)	(130)	(122)	(52)	(372)	N/M	(575)	N/M

Discontinued Operations
Income from discontinued operations	604	14	14	11	16	590	N/M	588	N/M
Applicable income taxes	219	5	5	4	6	214	N/M	213	N/M

Income from discontinued operations	385	9	9	7	10	376	N/M	375	N/M

Net Income (Loss)	$(242)	$(246)	$(121)	$(115)	$(42)	$4	2%	$(200)	N/M

FINANCIAL PERFORMANCE
Headcount	14,287	14,719	15,281	15,609	15,387	(432)	(3)%	(1,100)	(7)%

ENDING BALANCES ($ millions)
Non-core portfolios	$8,568	$10,403	$11,991	$13,632	$15,296	$(1,835)	(18)%	$(6,728)	(44)%
Other loans	177	67	443	373	107	110	N/M	70	65

Total loans (2)	8,745	10,470	12,434	14,005	15,403	(1,725)	(16)	(6,658)	(43)

Assets	70,348	71,092	82,577	84,366	73,836	(744)	(1)	(3,488)	(5)

Memo:
Treasury investment portfolio	39,281	40,545	45,258	41,571	34,192	(1,264)	(3)	5,089	15
Principal investments	3,214	2,913	2,602	2,198	2,254	301	10	960	43

Deposits	11,301	13,235	12,821	13,217	15,291	(1,934)	(15)	(3,990)	(26)

Equity	3,321	2,314	2,760	2,818	2,944	1,007	44	377	13

Corporate Line of Business Information

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%

AVERAGE BALANCES ($ millions)
Non-core portfolios	$9,505	$11,146	$12,758	$14,450	$16,070	$(1,641)	(15)%	$(6,565)	(41)%
Other loans	258	86	258	295	266	172	N/M	(8)	(3)

Total loans	9,763	11,232	13,016	14,745	16,336	(1,469)	(13)	(6,573)	(40)

Assets	68,313	71,392	70,538	70,225	70,756	(3,079)	(4)	(2,443)	(3)

Deposits	11,053	12,321	12,598	13,633	14,956	(1,268)	(10)	(3,903)	(26)

Equity	3,019	2,519	2,964	3,123	2,746	500	20	273	10

CREDIT QUALITY ($ millions)
Net charge-offs:
Non-core portfolios (3)	716	79	83	102	103	637	N/M	613	N/M
Other loans	1	3	—	—	2	(2)	(67)	(1)	(50)

Total loans (3)	717	82	83	102	105	635	N/M	612	N/M

Non-core portfolios net charge-off ratio (3)	30.13%	2.84%	2.60%	2.82%	2.56%	27.29%		27.57%

Nonperforming assets
Non-core portfolios	580	669	712	792	790	(89)	(13)	(210)	(27)
Other loans	2	4	7	7	6	(2)	(50)	(4)	(67)

Total loans (4)	582	673	719	799	796	(91)	(14)	(214)	(27)
Other including OREO	78	56	3	3	6	22	39	72	N/M

Total nonperforming assets	660	729	722	802	802	(69)	(9)	(142)	(18)

Allowance for loan losses ($millions) (5)	148	394	398	326	339	(246)	(62)	(191)	(56)
Allowance for loan losses to period end loans	2.76%	3.77%	3.21%	2.34%	2.20%	(1.01)%		0.56%
Allowance for loan losses to nonperforming loans	43	59	56	41	43	(16)		—
Nonperforming assets to related assets	7.48	6.93	5.81	5.73	5.20	0.55		2.28

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $10 million, $7 million, $9 million, $8 million, and $8 million for the quarters ended December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002 respectively.
(2)	Includes loans held for sale of $3,389 million, $18 million, $18 million, $56 million, and $24 million at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002 respectively. These amounts are not included in allowance coverage statistics.
(3)	Net charge-offs include $652 million of charge-offs related to the transfer of $4.1 billion of Home Equity loans to held for sale.
(4)	Includes loans held for sale of $230 million, $5 million, $3 million and $3 million at December 31, 2003, September 30, 2003, June 30, 2003 and March 31, 2003 respectively. These amounts are not included in allowance coverage statistics.
(5)	Allowance for loan losses reflects $237 million decline related to the $4.1 billion transfer of loans to held for sale.

Non-Core Portfolios

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%

INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$90	$91	$103	$114	$128	$(1)	(1)%	$(38)	(30)%

Banking fees and commissions	1	2	—	—	—	(1)	(50)	1	N/M
Other income (loss)	(3)	(1)	(5)	—	—	(2)	N/M	(3)	N/M

Total noninterest income	(2)	1	(5)	—	—	(3)	N/M	(2)	N/M

Total revenue, net of interest expense	88	92	98	114	128	(4)	(4)	(40)	(31)

Provision for credit losses	470	74	156	89	97	396	N/M	373	N/M

Salaries and employee benefits	—	—	4	5	4	—	N/M	(4)	N/M
Other expense	40	37	46	42	40	3	8	—	—

Total noninterest expense	40	37	50	47	44	3	8	(4)	(9)

Income (loss) before income tax (benefit)	(422)	(19)	(108)	(22)	(13)	(403)	N/M	(409)	N/M
Applicable income tax (benefit)	(153)	(7)	(39)	(8)	(5)	(146)	N/M	(148)	N/M

Net income (loss)	$(269)	$(12)	$(69)	$(14)	$(8)	$(257)	N/M	$(261)	N/M

FINANCIAL PERFORMANCE
Return on average common equity	(75)%	(3)%	(20)%	(4)%	(2)%	(72)%		(73)%
Efficiency ratio	45	40	51	41	34	5		11

Headcount	—	—	107	265	294	—	N/M	(294)	N/M

ENDING BALANCES ($ millions)
Home equity	$6,832	$8,266	$9,085	$10,105	$11,009	$(1,434)	(17)%	$(4,177)	(38)%
Vehicle loans and leases	1,736	2,137	2,906	3,527	4,287	(401)	(19)	(2,551)	(60)

Total loans (1)	8,568	10,403	11,991	13,632	15,296	(1,835)	(18)	(6,728)	(44)

Equity	1,415	1,415	1,415	1,415	1,415	—	—	—	—

AVERAGE BALANCES ($ millions)
Home equity	$7,834	$8,817	$9,575	$10,585	$11,440	$(983)	(11)%	$(3,606)	(32)%
Vehicle loans and leases	1,671	2,329	3,183	3,865	4,630	(658)	(28)	(2,959)	(64)

Total loans	9,505	11,146	12,758	14,450	16,070	(1,641)	(15)	(6,565)	(41)

Equity	1,415	1,415	1,415	1,415	1,415	—	—	—	—

Non-Core Portfolios

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%

CREDIT QUALITY ($ millions)
Net charge-offs
Home equity (2)	$697	$62	$60	$73	$79	$635	N/M	$618	N/M
Vehicle leases and other loans	19	17	23	29	24	2	12	(5)	(21)

Total net charge-offs (2)	716	79	83	102	103	637	N/M	613	N/M

Net charge-off ratios
Home equity (2)	35.59%	2.81%	2.51%	2.76%	2.76%	32.78%		32.83%
Vehicle lease and other loans	4.55	2.92	2.89	3.00	2.07	1.63		2.48
Total net charge-offs (2)	30.13	2.84	2.60	2.82	2.56	27.29		27.57

Nonperforming assets
Nonperforming loans (3)	$580	$669	$712	$792	$790	$(89)	(13)%	$(210)	(27)%
Other, including other real estate ownded ("OREO")	77	56	—	—	—	21	38	77	N/M

Total nonperforming assets	657	725	712	792	790	(68)	(9)	(133)	(17)

Allowance for loan losses ($ millions) (4)	144	391	395	322	335	(247)	(63)	(191)	(57)
Allowance for loan losses to period end loans	2.78%	3.76%	3.30%	2.37%	2.19%	(0.98)%		0.59%
Allowance for loan losses to nonperforming loans	42	59	56	41	42	(17)		—
Nonperforming assets to related assets	7.60	6.93	5.94	5.81	5.16	0.67		2.44

NOTES:

(1)	Loans includes loans held for sale of $3.4 billion, $18 million, $18 million, $56 million, and $24 million at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, December 31, 2002, respectively. These amounts are not included in allowance coverage statistics.
(2)	Net charge-offs include $652 million of charge-offs related to the transfer of $4.1 billion of Home Equity loans to held for sale.
(3)	Nonperforming loans includes loans held for sale of $239 million, $5 million, $3 million and $3 million, at Decmber 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. There were no loans held for sale as of December 31, 2002. These amounts are not included in allowance coverage statistics.
(4)	Allowance for credit losses reflects $237 million decline related to the $4.1 billion transfer of loans to held for sale.

Consolidated Balance Sheets—Reported Basis

	2003				2002	Change from
	Dec 31	Sept 30	June 30	Mar 31	Dec 31	Sept 30, 2003		Dec 31, 2002
						Amt	%	Amt	%
ASSETS ($ millions)
Cash and due from banks	$17,089	$16,814	$19,529	$16,731	$17,920	$275	2%	$(831)	(5)%
Interest-bearing due from banks	3,093	3,486	5,909	8,488	1,503	(393)	(11)	1,590	N/M
Federal funds sold and securities under resale agreements	15,551	13,786	21,639	17,897	17,356	1,765	13	(1,805)	(10)
Trading assets	11,584	13,626	11,478	9,968	7,190	(2,042)	(15)	4,394	61
Derivative product assets	5,208	5,603	5,343	4,557	4,273	(395)	(7)	935	22
Investment securities	84,951	76,145	75,177	71,263	67,643	8,806	12	17,308	26
Interests in purchased receivables	32,938	—	—	—	—	32,938	N/M	32,938	N/M
Loans (1)	138,147	141,710	144,583	144,747	148,125	(3,563)	(3)	(9,978)	(7)
Allowance for credit losses	(3,472)	(3,907)	(3,962)	(3,926)	(3,923)	435	11	451	11

Loans, net	134,675	137,803	140,621	140,821	144,202	(3,128)	(2)	(9,527)	(7)
Premises and equipment	2,960	2,731	2,605	2,573	2,454	229	8	506	21
Goodwill	2,061	2,005	1,893	1,894	1,882	56	3	179	10
Other intangible assets	758	804	777	641	671	(46)	(6)	87	13
Other assets	15,695	17,670	15,028	13,631	12,891	(1,975)	(11)	2,804	22

Total assets	$326,563	$290,473	$299,999	$288,464	$277,985	$36,090	12%	$48,578	17%

LIABILITIES ($ millions)
Deposits:
Demand	$24,485	$25,191	$34,361	$36,019	$34,325	$(706)	(3)%	$(9,840)	(29)%
Savings	99,175	96,170	95,221	87,945	88,934	3,005	3	10,241	12
Time	22,942	24,263	25,977	28,063	30,512	(1,321)	(5)	(7,570)	(25)
Foreign offices	18,019	17,787	16,456	15,048	16,237	232	1	1,782	11

Total deposits	164,621	163,411	172,015	167,075	170,008	1,210	1	(5,387)	(3)
Federal funds purchased and securities sold under repurchase agreements	20,573	24,464	25,382	19,307	14,578	(3,891)	(16)	5,995	41
Other short-term borrowings	47,740	11,098	13,526	12,803	12,306	36,642	N/M	35,434	N/M
Derivative product liabilities	4,050	4,688	4,188	3,983	3,838	(638)	(14)	212	6
Long-term debt	46,764	44,225	46,070	44,950	43,234	2,539	6	3,530	8
Insurance policy and claims reserves	6,713	6,496	219	223	226	217	3	6,487	N/M
Other liabilities	12,683	13,680	16,342	17,807	11,355	(997)	(7)	1,328	12

Total liabilities	303,144	268,062	277,742	266,148	255,545	35,082	13	47,599	19

STOCKHOLDERS’ EQUITY ($ millions)
Common stock	$12	$12	$12	$12	$12	$—	0%	$—	0%
Surplus	10,290	10,254	10,240	10,246	10,239	36	—	51	—
Retained earnings	15,514	14,816	14,213	13,594	13,020	698	5	2,494	19
Accumulated other adjustments to stockholders’ equity	127	(75)	(76)	(36)	(8)	202	N/M	135	N/M
Deferred compensation	(189)	(220)	(245)	(275)	(157)	31	14	(32)	(20)
Treasury stock	(2,335)	(2,376)	(1,887)	(1,225)	(666)	41	2	(1,669)	N/M

Total stockholders’ equity	23,419	22,411	22,257	22,316	22,440	1,008	4	979	4

Total liabilities and stockholders’ equity	$326,563	$290,473	$299,999	$288,464	$277,985	$36,090	12%	$48,578	17%

Common Shares—period-end (millions)
Issued	1,181	1,181	1,181	1,181	1,181	—	0%	—	0%
Treasury shares	61	63	51	33	17	(2)	(3)	44	N/M

Outstanding	1,120	1,118	1,130	1,148	1,164	2	—	(44)	(4)

NOTES:

(1)	Loans includes loans held for sale of $12.0 billion, $10.7 billion, $10.2 billion, $7.9 billion and $6.9 billion at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003 and December 31, 2002, respectively. These amounts are not included in allowance coverage ratios.

Credit Quality Statistics—Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
($ millions)
Provision for credit losses	$672	$416	$461	$496	$628	$256	62%	$44	7%

Gross charge-offs	1,206	642	618	597	700	564	88	506	72
Recoveries	122	102	129	102	78	20	20	44	56

Total net charge-offs (1) (2)	1,084	540	489	495	622	544	N/M	462	74

Net charge-offs
Retail	148	144	113	102	134	4	3	14	10
Commercial Banking:
Corporate Banking	28	56	63	81	148	(28)	(50)	(120)	(81)
Middle Market Banking	38	43	42	47	54	(5)	(12)	(16)	(30)

Total Commercial Banking	66	99	105	128	202	(33)	(33)	(136)	(67)
Card Services (1)	153	211	182	161	168	(58)	(27)	(15)	(9)
Investment Management	—	4	6	2	13	(4)	N/M	(13)	N/M
Corporate (2)	717	82	83	102	105	635	N/M	612	N/M

Total net charge-offs (1) (2)	1,084	540	489	495	622	544	N/M	462	74

Memo: Card Services—Managed Basis	1,013	984	951	971	910	29	3	103	11

Net charge-off ratios
Retail	1.06%	1.05%	0.85%	0.78%	1.04%	0.01%		0.02%
Commercial Banking
Corporate Banking	0.41	0.81	0.86	1.07	1.88	(0.40)		(1.47)
Middle Market Banking	0.57	0.62	0.58	0.64	0.70	(0.05)		(0.13)
Total Commercial Banking	0.49	0.72	0.72	0.85	1.30	(0.23)		(0.81)
Card Services (1)	4.62	5.13	5.17	5.24	5.05	(0.51)		(0.43)
Investment Management	—	0.24	0.36	0.12	0.74	(0.24)		(0.74)
Corporate (2)	29.38	2.92	2.55	2.77	2.57	26.46		26.81
Net charge-offs to average loans (1) (2)	3.11	1.50	1.35	1.35	1.65	1.61		1.46

Memo: Card Services—Managed Basis	5.43	5.30	5.21	5.29	5.13	0.13		0.30

Allowance for loan losses—period-end	$3,472	$3,907	$3,962	$3,926	$3,923	$(435)	(11)%	$(451)	(11)%
Allowance for credit losses—period-end (2)	3,962	4,374	4,498	4,526	4,525	(412)	(9)	(563)	(12)

Credit Quality Statistics—Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
Nonperforming assets—period-end:
Nonperforming loans:
Retail	$540	$573	$570	$558	$535	$(33)	(6)%	$5	1%
Commercial Banking:
Corporate Banking	321	526	705	814	873	(205)	(39)	(552)	(63)
Middle Market Banking	715	861	988	947	1,001	(146)	(17)	(286)	(29)

Total Commercial Banking	1,036	1,387	1,693	1,761	1,874	(351)	(25)	(838)	(45)
Investment Management	42	74	80	81	71	(32)	(43)	(29)	(41)
Corporate	582	673	719	799	796	(91)	(14)	(214)	(27)

Total nonperforming loans (3)	2,200	2,707	3,062	3,199	3,276	(507)	(19)	(1,076)	(33)
Other, including other real estate owned	195	214	245	254	251	(19)	(9)	(56)	(22)

Total nonperforming assets	$2,395	$2,921	$3,307	$3,453	$3,527	$(526)	(18)%	$(1,132)	(32)%

Nonperforming assets to related assets	1.73%	2.06%	2.28%	2.38%	2.38%	(0.33)%		(0.65)%
Allowance for loan losses to period end loans	2.75	2.98	2.95	2.87	2.78	(0.23)		(0.03)
Allowance for loan losses to nonperforming loans (3)	178	145	130	124	121	33		57
Allowance for credit losses to period end loans (4)	3.14	3.34	3.35	3.31	3.20	(0.20)		(0.06)
Allowance for credit losses to nonperforming loans (3) (4)	203	162	147	142	139	41		64

Credit card delinquency rate:
Reported Basis
30+ days	3.31	3.82	3.22	2.81	2.95	(0.51)		0.36
90+ days	1.55	1.78	1.49	1.30	1.38	(0.23)		0.17
Managed Basis
30+ days	3.90	3.98	3.95	4.08	4.02	(0.08)		(0.12)
90+ days	1.85	1.85	1.85	1.88	1.80	—		0.05

COMMERCIAL LOAN SALES ($ millions)

Loans sold and loans transferred to loans held for sale:
Nonperforming loans	$36	$132	$28	$75	$43	$(96)	(73)%	$(7)	(16)%
Other loans with credit related losses	241	121	217	84	47	120	99	194	N/M
Other loans	105	4	41	73	69	101	N/M	36	52

Total	$382	$257	$286	$232	$159	$125	49%	$223	N/M

Impact of sales, transfers to loans held for sale and valuation adjustments on held for sale:
Charge-offs on loans sold and transferred to held for sale: (5) (6)
Nonperforming loans	$3	$22	$1	$10	$—	$(19)	(86)%	$3	N/M
Other loans with credit related losses	6	11	21	10	5	(5)	(45)	1	20

Total charge-offs to allowance	9	33	22	20	5	(24)	(73)	4	80
(Gains)/losses on loans sold and held for sale	(34)	(25)	(14)	(8)	(3)	(9)	(36)	(31)	N/M

Total	$(25)	$8	$8	$12	$2	$(33)	N/M	$(27)	N/M

NOTES:

(1)	Net charge-offs include $3 million of charge-offs related to loans held for sale.
(2)	Net charge-offs include $652 million of charge-offs related to the transfer of $4.1 billion of Home Equity loans to held for sale.
(3)	Nonperforming loans includes loans held for sale of $244 million, $10 million, $11 million, $22 million, and $22 million at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively. These amounts are not included in allowance coverage statistics.
(4)	The allowance for credit losses includes $3,472 million, $3,907 million, $3,962 million, $3,926 million, and $3,923 million for allowance for loan losses and $490 million, $467 million, $536 million, $600 million, $602 million for allowance for unfunded commitments and standby letters of credit, which is included in other liabilities, at December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003, and December 31, 2002, respectively.
(5)	These charge-offs are included in Commercial Banking net charge-offs.
(6)	When loans are reclassified to loans held for sale appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income / loss.

Capital and Intangible Assets

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
SELECTED CAPITAL RATIOS

Regulatory risk-based capital:
Tier 1 capital	$24,499	$23,708	$23,721	$23,832	$23,918	$791	3%	$581	2%
Tier 2 capital	9,135	9,180	9,316	9,035	9,201	(45)	—	(66)	(1)

Total capital	$33,634	$32,888	$33,037	$32,867	$33,119	$746	2%	$515	2%

Total risk-weighted assets	$245,441	$243,130	$243,779	$238,529	$241,468	$2,311	1%	$3,973	2%

Risk-based capital ratios:
Tier 1 capital	10.0%	9.8%	9.7%	10.0%	9.9%	0.2%		0.1%
Total capital	13.7	13.5	13.6	13.8	13.7	0.2		—
Leverage	8.8	8.4	8.7	8.9	8.9	0.4		(0.1)

INTANGIBLE ASSETS ($ millions)

Goodwill	$2,061	$2,005	$1,893	$1,894	$1,882	$56	3%	$179	10%
Other nonqualifying intangibles	290	302	303	239	256	(12)	(4)	34	13

Subtotal	2,351	2,307	2,196	2,133	2,138	44	2	213	10
Qualifying intangibles	468	502	474	402	415	(34)	(7)	53	13

Total intangibles	$2,819	$2,809	$2,670	$2,535	$2,553	$10	0%	$266	10%

Average Balance Sheets, Yields & Rates—Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$16,316	$17,029	$17,775	$17,672	$15,338	$(713)	(4)%	$978	6%
Trading assets	12,139	11,669	10,211	8,414	6,995	470	4	5,144	74
Investment securities
U.S. government and federal agency	35,817	36,937	33,356	29,030	28,549	(1,120)	(3)	7,268	25
States and political subdivisions	1,300	1,278	1,237	1,169	1,177	22	2	123	10
Other	38,662	33,523	32,142	34,851	34,350	5,139	15	4,312	13

Total investment securities	75,779	71,738	66,735	65,050	64,076	4,041	6	11,703	18
Interests in purchased receivables	358	—	—	—	—	358	N/M	358	N/M
Loans (1)	139,741	144,162	144,635	146,419	150,531	(4,421)	(3)	(10,790)	(7)

Total earning assets	244,333	244,598	239,356	237,555	236,940	(265)	—	7,393	3
Allowance for loan losses	(3,676)	(4,012)	(3,999)	(3,958)	(3,964)	336	8	288	7
Other assets—nonearning	41,089	43,090	41,452	38,892	37,888	(2,001)	(5)	3,201	8

Total assets	$281,746	$283,676	$276,809	$272,489	$270,864	$(1,930)	(1)%	$10,882	4%

Liabilities and Stockholders' Equity
Deposits—interest-bearing (2)
Savings	$10,483	$10,453	$10,260	$9,662	$10,076	$30	0%	$407	4%
Money market	66,925	64,728	62,881	60,886	58,003	2,197	3	8,922	15
Time	23,471	25,014	27,104	29,401	31,483	(1,543)	(6)	(8,012)	(25)
Foreign offices (3)	16,085	16,244	15,985	14,513	14,776	(159)	(1)	1,309	9

Total deposits—interest-bearing	116,964	116,439	116,230	114,462	114,338	525	—	2,626	2
Federal funds purchased and securities under repurchase agreements	21,491	23,003	20,383	16,866	14,950	(1,512)	(7)	6,541	44
Other short-term borrowings	10,935	11,216	13,413	12,433	12,270	(281)	(3)	(1,335)	(11)
Long-term debt (4)	44,313	45,248	45,014	44,630	43,180	(935)	(2)	1,133	3

Total interest-bearing liabilities	193,703	195,906	195,040	188,391	184,738	(2,203)	(1)	8,965	5
Noninterest-bearing deposits	43,156	45,995	44,077	46,397	48,521	(2,839)	(6)	(5,365)	(11)
Other liabilities	21,770	19,563	15,230	15,080	15,362	2,207	11	6,408	42
Common stockholders' equity	23,117	22,212	22,462	22,621	22,243	905	4	874	4

Total liabilities and equity	$281,746	$283,676	$276,809	$272,489	$270,864	$(1,930)	(1)%	$10,882	4%

Average Balance Sheets, Yields & Rates - Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME / EXPENSE ($ millions)
Assets
Short-term investments	$43	$41	$50	$54	$48	$2	5%	$(5)	(10)%
Trading assets (5)	107	100	87	74	67	7	7	40	60
Investment securities (5)
U.S. government and federal agency	393	366	336	280	338	27	7	55	16
States and political subdivisions	22	21	21	20	20	1	5	2	10
Other	538	466	444	481	521	72	15	17	3

Total investment securities	953	853	801	781	879	100	12	74	8
Interests in purchased receivables	—	—	—	—	—	—	N/M	—	N/M
Loans (1) (5)	2,114	2,219	2,231	2,315	2,477	(105)	(5)	(363)	(15)

Total earning assets	$3,217	$3,213	$3,169	$3,224	$3,471	$4	0%	$(254)	(7)%

Liabilities
Deposits—interest-bearing (2)
Savings	$13	$19	$14	$14	$20	$(6)	(32)%	$(7)	(35)%
Money market	166	154	171	174	202	12	8	(36)	(18)
Time	231	251	274	306	342	(20)	(8)	(111)	(32)
Foreign offices (3)	59	59	65	61	66	—	—	(7)	(11)

Total deposits—interest-bearing	469	483	524	555	630	(14)	(3)	(161)	(26)
Federal funds purchased and securities under repurchase agreements	66	70	73	62	63	(4)	(6)	3	5
Other short-term borrowings	83	81	90	87	90	2	2	(7)	(8)
Long-term debt (4)	445	452	473	499	508	(7)	(2)	(63)	(12)

Total interest-bearing liabilities	$1,063	$1,086	$1,160	$1,203	$1,291	$(23)	(2)%	$(228)	(18)%

Interest income/earning assets	$3,217	$3,213	$3,169	$3,224	$3,471	$4	0%	$(254)	(7)%
Interest expense/earning assets	1,063	1,086	1,160	1,203	1,291	(23)	(2)	(228)	(18)

Net interest income/margin	$2,154	$2,127	$2,009	$2,021	$2,180	$27	1%	$(26)	(1)%

Average Balance Sheets, Yields & Rates—Reported Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
YIELDS AND RATES
Assets
Short-term investments	1.05%	0.96%	1.13%	1.24%	1.24%		0.09%		(0.19)%
Trading assets (5)	3.50	3.40	3.42	3.57	3.80		0.10		(0.30)
Investment securities (5)
U.S. government and federal agency	4.35	3.93	4.04	3.91	4.70		0.42		(0.35)
States and political subdivisions	6.71	6.52	6.81	6.94	6.74		0.19		(0.03)
Other	5.52	5.52	5.54	5.60	6.02		—		(0.50)
Total investment securities	4.99	4.72	4.81	4.87	5.44		0.27		(0.45)
Interests in purchased receivables	—	N/M	N/M	N/M	N/M		N/M		N/M
Loans (1)	6.00	6.11	6.19	6.41	6.53		(0.11)		(0.53)
Total earning assets	5.22	5.21	5.31	5.50	5.81		0.01		(0.59)
Liabilities
Deposits—interest-bearing (2)
Savings	0.49	0.72	0.55	0.59	0.79		(0.23)		(0.30)
Money market	0.98	0.94	1.09	1.16	1.38		0.04		(0.40)
Time	3.90	3.98	4.05	4.22	4.31		(0.08)		(0.41)
Foreign offices (3)	1.46	1.44	1.63	1.70	1.77		0.02		(0.31)
Total deposits—interest-bearing	1.59	1.65	1.81	1.97	2.19		(0.06)		(0.60)
Federal funds purchased and securities under repurchase agreements	1.22	1.21	1.44	1.49	1.67		0.01		(0.45)
Other short-term borrowings	3.01	2.87	2.69	2.84	2.91		0.14		0.10
Long-term debt (4)	3.98	3.96	4.21	4.53	4.67		0.02		(0.69)
Total interest-bearing liabilities	2.18	2.20	2.39	2.59	2.77		(0.02)		(0.59)

Interest income/earning assets	5.22	5.21	5.31	5.50	5.81		0.01		(0.59)
Interest expense/earning assets	1.72	1.76	1.94	2.05	2.16		(0.04)		(0.44)

Net interest margin	3.50%	3.45%	3.37%	3.45%	3.65%		0.05%		(0.15)%

NOTES:

(1)	Nonperforming loans are included in average balances used to determine average rate.
(2)	On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(3)	Includes international banking facility deposit balances in domestic offices and balances of Edge Act and oveseas offices.
(4)	Includes trust preferred capital securities.
(5)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.

Average Balance Sheets, Yields & Rates—YTD—Reported Basis

	Twelve Months Ended December 31
	2003			2002
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$17,194	$188	1.09%	$11,921	$170	1.43%
Trading assets (1)	10,621	368	3.46	6,652	258	3.88
Investment securities (1)
U.S. government and federal agency	33,812	1,375	4.07	27,869	1,455	5.22
States and political subdivisions	1,246	84	6.74	1,203	86	7.15
Other	34,802	1,929	5.54	32,951	2,064	6.26

Total investment securities	69,860	3,388	4.85	62,023	3,605	5.81
Interests in purchased receivables	90	—	—	—	—	N/M
Loans (2)	143,722	8,879	6.18	150,805	9,999	6.63

Total earning assets	241,487	$12,823	5.31	231,401	$14,032	6.06

Allowance for loan losses	(3,911)			(3,969)
Other assets—nonearning	41,143			36,168

Total assets	$278,719			$263,600

Liabilities and Stockholders’ Equity
Deposits—interest-bearing (3)
Savings	$10,217	$60	0.59%	$10,929	$85	0.78%
Money market	63,874	665	1.04	56,606	771	1.36
Time	26,228	1,062	4.05	34,416	1,575	4.58
Foreign offices (4)	15,662	244	1.56	14,444	280	1.94

Total deposits—interest-bearing	115,981	2,031	1.75	116,395	2,711	2.33
Federal funds purchased and securities under repurchase agreements	20,455	271	1.32	14,948	271	1.81
Other short-term borrowings	11,993	341	2.84	8,886	262	2.95
Long-term debt (5)	44,802	1,869	4.17	43,325	2,088	4.82

Total interest-bearing liabilities	193,321	$4,512	2.34	183,554	$5,332	2.90

Noninterest-bearing deposits	44,951			43,568
Other liabilities	17,934			14,779
Common stockholders’ equity	22,603			21,699

Total liabilities and equity	$278,719			$263,600

Interest income/earning assets		$12,823	5.31		$14,032	6.06
Interest expense/earning assets		4,512	1.87		5,332	2.30

Net interest income/margin		$8,311	3.44%		$8,700	3.76%

NOTES:

(1)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2)	Nonperforming loans are included in average balances used to determine average rate.
(3)	On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4)	Includes international banking facilities’ deposit balances in domestic offices and balances of Edge Act and overseas offices.
(5)	Includes trust preferred capital securities.

Average Balance Sheets, Yields & Rates—Managed Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$16,316	$17,029	$17,775	$17,672	$15,338	$(713)	(4)%	$978	6%
Trading assets	12,139	11,669	10,211	8,414	6,995	470	4	5,144	74
Investment securities
U.S. government and federal agency	35,817	36,937	33,356	29,030	28,549	(1,120)	(3)	7,268	25
States and political subdivisions	1,300	1,278	1,237	1,169	1,177	22	2	123	10
Other	15,604	12,268	9,420	8,958	10,212	3,336	27	5,392	53

Total investment securities	52,721	50,483	44,013	39,157	39,938	2,238	4	12,783	32
Interests in purchased receivables	358	—	—	—	—	358	N/M	358	N/M
Loans (1)	200,815	202,020	203,580	207,439	208,167	(1,205)	(1)	(7,352)	(4)

Total earning assets	282,349	281,201	275,579	272,682	270,438	1,148	—	11,911	4
Allowance for loan losses	(3,676)	(4,012)	(3,999)	(3,958)	(3,964)	336	8	288	7
Other assets—nonearning	40,384	42,516	40,893	38,326	37,881	(2,132)	(5)	2,503	7

Total assets	$319,057	$319,705	$312,473	$307,050	$304,355	$(648)	0%	$14,702	5%

Liabilities and Stockholders' Equity
Deposits—interest-bearing (2)
Savings	$10,483	$10,453	$10,260	$9,662	$10,076	$30	0%	$407	4%
Money market	66,925	64,728	62,881	60,886	58,003	2,197	3	8,922	15
Time	23,471	25,014	27,104	29,401	31,483	(1,543)	(6)	(8,012)	(25)
Foreign offices (3)	16,085	16,244	15,985	14,513	14,776	(159)	(1)	1,309	9

Total deposits—interest-bearing	116,964	116,439	116,230	114,462	114,338	525	—	2,626	2
Federal funds purchased and securities under repurchase agreements	21,491	23,003	20,383	16,866	14,950	(1,512)	(7)	6,541	44
Other short-term borrowings	48,246	47,245	49,077	46,994	45,761	1,001	2	2,485	5
Long-term debt (4)	44,313	45,248	45,014	44,630	43,180	(935)	(2)	1,133	3

Total interest-bearing liabilities	231,014	231,935	230,704	222,952	218,229	(921)	—	12,785	6
Noninterest-bearing deposits	43,156	45,995	44,077	46,397	48,521	(2,839)	(6)	(5,365)	(11)
Other liabilities	21,770	19,563	15,230	15,080	15,362	2,207	11	6,408	42
Common stockholders' equity	23,117	22,212	22,462	22,621	22,243	905	4	874	4

Total liabilities and equity	$319,057	$319,705	$312,473	$307,050	$304,355	$(648)	0%	$14,702	5%

Average Balance Sheets, Yields & Rates—Managed Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
INCOME / EXPENSE ($ millions)
Assets
Short-term investments	$43	$41	$50	$54	$48	$2	5%	$(5)	(10)%
Trading assets (5)	107	100	87	74	67	7	7	40	60
Investment securities (5)
U.S. government and federal agency	393	366	336	280	338	27	7	55	16
States and political subdivisions	22	21	21	20	20	1	5	2	10
Other	161	115	80	76	87	46	40	74	85

Total investment securities	576	502	437	376	445	74	15	131	29
Interests in purchased receivables	—	—	—	—	—	—	N/M	—	N/M
Loans (1) (5)	3,933	3,920	3,916	4,054	4,248	13	—	(315)	(7)

Total earning assets	$4,659	$4,563	$4,490	$4,558	$4,808	$96	2%	$(149)	(3)%

Liabilities
Deposits—interest-bearing (2)
Savings	$13	$19	$14	$14	$20	$(6)	(32)%	$(7)	(35)%
Money market	166	154	171	174	202	12	8	(36)	(18)
Time	231	251	274	306	342	(20)	(8)	(111)	(32)
Foreign offices (3)	59	59	65	61	66	—	—	(7)	(11)

Total deposits—interest-bearing	469	483	524	555	630	(14)	(3)	(161)	(26)
Federal funds purchased and securities under repurchase agreements	66	70	73	62	63	(4)	(6)	3	5
Other short-term borrowings	250	240	255	253	272	10	4	(22)	(8)
Long-term debt (4)	445	452	473	499	508	(7)	(2)	(63)	(12)

Total interest-bearing liabilities	$1,230	$1,245	$1,325	$1,369	$1,473	$(15)	(1)%	$(243)	(16)%

Interest income/earning assets	$4,659	$4,563	$4,490	$4,558	$4,808	$96	2%	$(149)	(3)%
Interest expense/earning assets	1,230	1,245	1,325	1,369	1,473	(15)	(1)	(243)	(16)

Net interest income/margin	$3,429	$3,318	$3,165	$3,189	$3,335	$111	3%	$94	3%

Average Balance Sheets, Yields & Rates—Managed Basis

	2003				2002	Change from
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3Q03		4Q02
						Amt	%	Amt	%
YIELDS AND RATES
Assets
Short-term investments	1.05%	0.96%	1.13%	1.24%	1.24%	0.09%		(0.19)%
Trading assets (5)	3.50	3.40	3.42	3.57	3.80	0.10		(0.30)
Investment securities (5)
U.S. government and federal agency	4.35	3.93	4.04	3.91	4.70	0.42		(0.35)
States and political subdivisions	6.71	6.52	6.81	6.94	6.74	0.19		(0.03)
Other	4.09	3.72	3.41	3.44	3.38	0.37		0.71
Total investment securities	4.33	3.95	3.98	3.89	4.42	0.38		(0.09)
Interests in purchased receivables	—	—	—	—	—	—		—
Loans (1)	7.77	7.70	7.72	7.93	8.10	0.07		(0.33)
Total earning assets	6.55	6.44	6.54	6.78	7.05	0.11		(0.50)

Liabilities
Deposits—interest-bearing (2)
Savings	0.49	0.72	0.55	0.59	0.79	(0.23)		(0.30)
Money market	0.98	0.94	1.09	1.16	1.38	0.04		(0.40)
Time	3.90	3.98	4.05	4.22	4.31	(0.08)		(0.41)
Foreign offices (3)	1.46	1.44	1.63	1.70	1.77	0.02		(0.31)
Total deposits—interest-bearing	1.59	1.65	1.81	1.97	2.19	(0.06)		(0.60)
Federal funds purchased and securities under repurchase agreements	1.22	1.21	1.44	1.49	1.67	0.01		(0.45)
Other short-term borrowings	2.06	2.02	2.08	2.18	2.36	0.04		(0.30)
Long-term debt (4)	3.98	3.96	4.21	4.53	4.67	0.02		(0.69)
Total interest-bearing liabilities	2.11	2.13	2.30	2.49	2.68	(0.02)		(0.57)

Interest income/earning assets	6.55	6.44	6.54	6.78	7.05	0.11		(0.50)
Interest expense/earning assets	1.73	1.76	1.93	2.04	2.16	(0.03)		(0.43)

Net interest margin	4.82%	4.68%	4.61%	4.74%	4.89%	0.14%		(0.07)%

NOTES:

(1)	Nonperforming loans are included in average balances used to determine average rate.
(2)	On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(3)	Includes international banking facility deposit balances in domestic offices and balances of Edge Act and overseas offices.
(4)	Includes trust preferred capital securities.
(5)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.

Average Balance Sheets, Yields & Rates—YTD—Managed Basis

	Twelve Months Ended December 31
	2003			2002
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$17,194	$188	1.09%	$11,921	$170	1.43%
Trading assets (1)	10,621	368	3.46	6,652	258	3.88
Investment securities: (1)
U.S. government and federal agency	33,812	1,375	4.07	27,869	1,455	5.22
States and political subdivisions	1,246	84	6.74	1,203	86	7.15
Other	11,583	432	3.73	9,742	355	3.64

Total investment securities	46,641	1,891	4.05	38,814	1,896	4.88
Interests in purchased receivables	90	—	—	—	—	—
Loans (1) (2)	203,442	15,823	7.78	208,773	17,381	8.33
Total earning assets	277,988	$18,270	6.57	266,160	$19,705	7.40

Allowance for loan losses	(3,911)			(3,969)
Other assets—nonearning	40,452			36,167

Total assets	$314,619			$298,358

Liabilities and Stockholders’ Equity
Deposits—interest-bearing (3)
Savings	$10,217	$60	0.59%	$10,929	$85	0.78%
Money market	63,874	665	1.04	56,606	771	1.36
Time	26,228	1,062	4.05	34,416	1,575	4.58
Foreign offices (4)	15,662	244	1.56	14,444	280	1.94

Total deposits—interest-bearing	115,981	2,031	1.75	116,395	2,711	2.33
Federal funds purchased and securities under repurchase agreements	20,455	271	1.32	14,948	271	1.81
Other short-term borrowings	47,893	998	2.08	43,644	1,054	2.41
Long-term debt (5)	44,802	1,869	4.17	43,325	2,088	4.82

Total interest-bearing liabilities	229,131	$5,169	2.26	218,312	$6,124	2.81

Noninterest-bearing deposits	44,951			43,568
Other liabilities	17,934			14,779
Common stockholders’ equity	22,603			21,699

Total liabilities and equity	$314,619			$298,358

Interest income/earning assets		$18,270	6.57		$19,705	7.40
Interest expense/earning assets		5,169	1.86		6,124	2.30

Net interest margin		$13,101	4.71%		$13,581	5.10%

Definitions of Key Terms

GLOSSARY FOR SELECTED NONINTEREST INCOME CATEGORIES

Banking fees and commissions	Insurance fees, documentary fees, commitment fees, mutual fund commissions, leasing fees, safe deposit fees, official checks fees, ATM interchange and miscellaneous other fee revenue.

Credit card revenue	Related to Card Services, consumer and small business credit card fees; related to Retail, debit card fees; and related to Commercial, Commercial card fees

Fiduciary and investment management fees	Asset management fees, personal trust fees and advisory fees.

Fully Taxable Equivalent (“FTE”)	Net interest income and tax expense in the income statement is grossed up for tax-exempt securities in order to present results on a basis comparable to taxable securities.

Investment security gains (losses)	Venture capital and investment securities (losses).

Other income (loss)	Net securitization gains (losses), net gains (losses) on Corporation transactions and/or asset sales/dispositions.

Service charges on deposits	Deficient balance fees, non-sufficient funds/overdraft fees and other service related fees.

Trading	Realized and unrealized mark-to-market changes from trading assets, derivative financial instruments and foreign exchange products.